Exhibit 10.20

U.S. DEPARTMENT OF AGRICULTURE

FOREST SERVICE

CONTRACT NO.:	12024B19C9025
Item #5 Phoenix

PROJECT:	Exclusive Use Light Fixed Wing ATGS
Aircraft Services

CONTRACTOR:	Mountain Air, LLC. d/b/a Bridger Aerospace
90 Aviation Lane
Belgrade, MT 59714
Phone: 406-813-0079

ISSUED &
ADMISTERED BY:	U. S. Forest Service Contracting
National Interagency Fire Center
3833 South Development Avenue
Suite 1100
Boise, ID 83705-5354

Todd R. Novinger
Phone: 208-387-5272
Fax: 208-387-5384

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION A- SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS

STANDARD FORM 1449

SECTION B - SUPPLIES OR SERVICES AND PRICE

B-1	SCHEDULE OF ITEMS	2
B-2	DAILY AVAILABILITY AND FLIGHT RATE	2
B-3	RESERVED	4
B-4	AIRCRAFT	4
B-5	CONTRACT PILOT QUALIFICATION	5
B-6	HOME BASE	5
B-7	MAINTENANCE CAPABILITY	5
B-8	EXCISE TAXES	5
B-9	PERFORMANCE PERIOD	5
B-10	STANDBY HOURS PER DAY	6
B-11	EXTENDED STANDBY HOURLY RATE	6
B-12	OVERNIGHT STANDARD PER DIEM RATE	6
B-13	APPROVED OPERATIONS AREAS	6
B-14	CONTRACTOR FURNISHED SPECIAL REQUIREMENTS	6

SECTION C - DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-1	SCOPE OF CONTRACT	9
C-2	GENERAL CERTIFICATIONS	9
C-3	GOVERNMENT FURNISHED PROPERTY	9
C-4	AIRCRAFT REQUIREMENTS	9
C-5	AIRCRAFT MAINTENANCE	13
C-6	AIRCRAFT AND EQUIPMENT SECURITY	16
C-7	RESERVED	16
C-8	CONTRACTOR FURNISHED AVIONICS SYSTEMS	16
C-9	RESERVED	30
C-10	OPERATIONS	30
C-11	PERSONNEL	33
C-12	CONDUCT AND REPLACEMENT OF PERSONNEL	34
C-13	SUSPENSION AND REVOCATION OF PERSONNEL	35
C-14	SUBSTITUTION/REPLACEMENT OR ADDITION OF AIRCRAFT	35
C-15	RELIEF PILOT	35
C-16	FLIGHT HOUR AND DUTY LIMITATIONS	36
C-17	ACCIDENT PREVENTION AND SAFETY	37
C-18	MISHAPS	39
C-19	PERSONAL PROTECTIVE EQUIPMENT (PPE)	40
C-20	INSPECTION AND ACCEPTANCE	40
C-21	PRE-USE INSPECTION EXPENSES	41
C-22	RE-INSPECTION EXPENSES	42
C-23	INSPECTIONS DURING USE	42

i

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

C-24	RESERVED	42
C-25	MANDATORY AVAILABILITY PERIOD (MAP) INCLUDING EXTENDED AND OPTIONAL USE	42
C-26	DAILY AVAILABILITY REQUIREMENTS	43
C-27	UNAVAILABILITY	44
C-28	PAYMENT PROCEDURES	45
C-29	PAYMENT FOR FLIGHT	45
C-30	PAYMENT FOR AVAILABILITY	46
C-31	PAYMENT FOR EXTENDED STANDBY	46
C-32	PAYMENT FOR SERVICE IN THE OPTIONAL-USE PERIOD	46
C-33	RESERVED	46
C-34	REIMBURSEMENT FOR MOBILIZATION AND DEMOBILIZATION COSTS	46
C-35	CONTRACTOR STAND-DOWN OR DEACTIVATION	47
C-36	PAYMENT FOR SUBSTITUTE/REPLACEMENT AIRCRAFT	47
C-37	FOOD AND DRINK	47
C-38	RESERVED	47
C-39	PAYMENT FOR OVERNIGHT ALLOWANCE	47
C-40	MISCELLANEOUS COSTS TO THE CONTRACTOR	48
C-41	PERFORMANCE BY GOVERNMENT-FURNISHED PILOT	48
C-42	COMMERCIAL FILMING AND VIDEOTAPING	50
C-43	DEFINITIONS	50
C-44	ABBREVIATIONS	55
EXHIBIT 1- PUBLIC AIRCRAFT OPERATIONS DECLARATION		57
EXHIBIT 2- CPARS EVALUATION FORM		58
EXHIBIT 3- AIRPLANE PILOT QUALIFICATIONS RECORD		63
EXHIBIT 4- PREFERRED PANEL CONFIGURATION		64
EXHIBIT 5- WAGE DETERMINATION		65
EXHIBIT 6- RESERVED		66

SECTION D - CONTRACT CLAUSES

D-1	52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)	67
D-2	ADDENDUM TO 52.212-4 CONTRACT TERMS AND CONDITIONS-COMMERCIAL ITEMS (JAN 2019) CLAUSES INCORPORATED BY REFERENCE	67
D-3	CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS - COMMERCIAL ITEMS (FAR 52.212-5 DEVIATION 2017-1) (JAN 2019)	67
D-4	STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (FAR 52.222-42) (MAY 2014)	76
D-5	AVAILABILITY OF FUNDS (FAR 52.232-18) (APR 1984)	76
D-6	PROPERTY AND PERSONAL DAMAGE	76
D-7	NOTICE OF CONTRACTOR PERFORMANCE ASSESSMENT REPORTING SYSTEM (JULY 2010)	77
D-8	INSPECTION AND ACCEPTANCE (AGAR 452.246-70) (FEB 1988)	78
D-9	POST AWARD CONFERENCE (AGAR 452.215-73) (NOV 1996)	78

ii

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

D-10	AFFIRMATIVE PROCUREMENT OF BIO BASED PRODUCTS UNDER SERVICE AND CONSTRUCTION CONTRACT (FAR 52.223-2) (SEPT 2013)	78
D-11	CONTRACTOR AUTHORIZED SIGNATURES	79
D-12	OPTION TO EXTEND SERVICES (FAR 52.217-8) (NOV 1999)	79
D-13	OPTION TO EXTEND THE TERM OF THE CONTRACT (FAR 52.217-9) (MAR 2000)	80
D-14	ASSURANCE REGARDING FELONY CONVICTION OR TAX DELINQUENT STATUS FOR CORPORATE APPLICANTS (AGAR 452.209-71 ) (ALTERNATE 1) (FEB 2012)	80
D-15	ECONOMIC PRICE ADJUSTMENT SPECIFIED FLIGHT RATE	80

iii

1. REQUISITION NUMBER

PAGE 1 OF 123

2. CONTRACT NO.: 12024B19C9025

3. AWARD/EFFECTIVE DATE: 5/15/2019

4. ORDER NUMBER:

5. SOLICITATION NUMBER: 12024B19R9007

6. SOLICITATION ISSUE DATE: 03/20/2019

7. FOR SOLICITATION INFORMATION CALL:
a. NAME: TODD R. NOVINGER
b. TELEPHONE NUMBER *(No collect calls)*: 208-387-5272

8. OFFER DUE DATE/LOCAL TIME: 04/10/2019 1400 MT

9. ISSUED BY — CODE:

NATIONAL INTERAGENCY FIRE CENTER
U.S. FOREST SERVICE – CONTRACTING
OWYHEE BUILDING - MS 1100
3833 S. DEVELOPMENT AVE
BOISE, ID 83705-5354

10. THIS ACQUISITION IS ☐ UNRESTRICTED OR ☒ SET ASIDE: 100% FOR:
☒ SMALL BUSINESS
☐ WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM
☐ HUBZONE SMALL BUSINESS
☐ (EDWOSB)
☐ SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS
☐ 8 (A)
NAICS: 481212
SIZE STANDARD: 1,500 Employees

11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED
☒ SEE SCHEDULE

12. DISCOUNT TERMS

☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

13b. RATING

14. METHOD OF SOLICITATION
☐ RFQ ☐ IFB ☒ RFP

15. DELIVER TO — CODE:

16. ADMINISTERED BY — CODE:

See Block 9

17a. CONTRACTOR/OFFEROR — CODE: 3EEM7 — FACILITY CODE:

TELEPHONE NO. (406) 813-0079 NINE-DIGIT DUNS NO. 861087260

18a. PAYMENT WILL BE MADE BY — CODE:

ALBUQUERQUE SERVICE CENTER
INCIDENT BUSINESS – CONTRACTS
101B SUN AVENUE, NE
ALBUQUERQUE, NM 87109

18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	SEE SECTION B (ATTACHED) EXCLUSIVE USE LIGHT FIXED WING ATGS AIRCRAFT-MULTIPLE REGIONS				

25. ACCOUNTING AND APPROPRIATION DATA: 1325 WFPRAS19

26. TOTAL AWARD AMOUNT *(For Govt. Use Only)*: [redacted]

☒ 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA ☒ ARE ☐ ARE NOT ATTACHED

☒ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA ☒ ARE ☐ ARE NOT ATTACHED

☒ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.

30a. SIGNATURE OF OFFEROR/CONTRACTOR

30b. NAME AND TITLE OF SIGNER *(Type or print)*: Kurt Friedemann, Vice President

30c. DATE SIGNED: 4/4/2019

TODD NOVINGER — Digitally signed by TODD NOVINGER Date: 2019.05.15 12:53:01 -06'00'

31b. NAME OF CONTRACTING OFFICER *(Type or print)*: Todd R. Novinger

31c. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION
PREVIOUS EDITION NOT USABLE

STANDARD FORM 1449 (REV. 2/2012)
Prescribed by GSA - FAR (48 CFR) 53.212

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30 12024B19C9025 7. FOR SOLICITATION LOCAL TIME INFORMATION CAll: 208-387-5272 04/10/2019 TODD R. NOVINGER 1400 MT 10 THIS ACQUISITION IS UNRESTRICTED OR SET ASIDE: 1~FOR; WOM~EDSMALL BUSINESS NATIONAL INTERAGENCY FIRE CENTER 181 S W.l BUSINESS D M0$8) ELIGIBLE UNDER THE WOMEN-OWNED U.S. FOREST SERVICE- CONTRACTING S W.L BUSINESS PROGRAM NAICS: 481212 OWYHEE BUILDING- MS 1100 0 HUBZONE SMALL 0 (EOWOSB) BUSINESS 3833 S. DEVELOPMENT AVE SERVICE-DISABLED SIZE STANDARD: BOISE, ID 83705-5354 0 VETERAN-OWNED 0 8 (A) S W.L BUSINESS 1.~Employees 12. DISCOUNT TERMS TON UNLESS BLOCK IS 0 13a. THIS CONTRACT IS A MARKED RATED ORDER UNDER 181 SEE SCHEDULE OPAS (15 CFR 700) CODE 1 16. ADMINISTERED BY See Block 9 FACIUTY CODE OFFEROR CODE Mountain Air, LLC d/b/a Bridger Aerospace ALBUQUERQUE SERVICE CENTER 90 Aviation Lane, INCIDENT BUSINESS- CONTRACTS 101B SUN AVENUE, NE Belgrade, MT 59714 ALBUQUERQUE, NM 87109 813-0079 NINE-DIGIT 861087260 17b CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN BLOCK 18a UNLESS BLOCK BELOW OFFER 19. 20 21 22. 23. 24. ITEM NO. SCHEDULE OF SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE AMOUNT SEE SECTION B (ATIACHED) EXCLUSIVE USE LIGHT FIXED WING ATGS AIRCRAFT-MULTIPLE REGIONS 25. ACCOUNTING AND APPROPR IATION DATA 26. (For Govt. Use Only) 1325 WFPRAS19 181 21• SOLICITATION INCORPORATES BY REFERENCE FAR 52212-1. 52 2!2-’ FAR 52212-3 AND 52 212-SARE ATTACHED AOOENOA 181 ARE 0 ARE NOT ATTACHED 27b CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52 212-4 FAR 52.212·51S ATTACHED ADDENDA IXJ ARE 0 ARE NOT ATTACHED ~28 CONTRACTOR IS REQUIRED TO SIGN THIS D UMENT AND RETURN 1 0 29. AWARD OF CONTRACT REF OFFER COPIES TO ISSUING OFFICE. CONTRACT AGREES TO FURNISH AND DEUVE DATED YOUR OFFER ON SOLICITATION (BLOCK ALL ITEMS SET FORTH OR OTHERWISE I TI FfED ABOVE AND ON ANY 5) INClUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH ADDITIO SHE SUBJECT TO THE RMS AND CONDITIONS SPECIFIED HEREIN, IS ACCEPTED AS TO ITEMS HEREI 30a 31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER) TODD NOVINGER Digitally signed by TODD NOVINGER Date:2019.05.1512:53:01-06’00’ 31b. NAME OF CONTRACTING OFFICER (Typ• or print) 31c. DATE SIGNED 4/412019 Todd R. Novinger STANDARD FORM 1449 (REV 212012) Plesctibod Oy GSA- FAR (48 CFR) 53 212

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

B-1	SCHEDULE OF ITEMS

This is a solicitation for fully operated and maintained light fixed wing aircraft services on a NATIONAL EXCLUSIVE USE BASIS, throughout Region One, Region Two, Region Three, Region Four, and Region Five. Aircraft shall meet the requirements of this schedule and the specifications included herein. Offerors shall list each aircraft to be considered for award.

Awards will not be made for aircraft not considered suitable for the Government’s need, or at costs determined to be unreasonable.

B-2	DAILY AVAILABILITY AND FLIGHT RATE

Offeror(s) shall propose a daily availability (AV) rate and Flight Rate for each proposed item (aircraft) using the table(s) below. Offeror(s) may propose a fixed daily rate for Optional Pilot Services to mitigate pilot duty restrictions (6/36) as defined in C- 16. Request to furnish optional pilot will be made in advance by the Contracting Officer (CO) or Contracting Officer’s Representative (COR).

Note: Availability Rate: Availability Rate shall include Mobilization and De-mobilization to and from the Host Base and lodging while at the Host base. All proposed availability rates shall be divisible by 56.

Note: Flight Rate: The Hourly Flight Rate will be subject to adjustment in accordance with the terms of D-15 (Economic Price Adjustment Specified Flight Rate Agreements)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

Solicitation No. 12024819R9007 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION B SUPPLIES OR SERVICES AND PRICE ITEM NO.5 Mandatory Availability Period: May 1 to Aug 28 Net Days: 120 Calendar Days Designated Base: KIWA Runway: 10,401’ Elevation: 1389’ MSL Name: Phoenix City and State: Mesa, AZ Location: Phoenix/Gateway ATB Aircraft Make: Twin Commander Aircraft Model: 6908 ———————-Manufactured Year: ...1 ;. ;; 9.;_78.;;...._____ _ Aircraft Registration-Number_N_6_0_0_W_S ____ _ Empty Weight: _7~,...;_17.;_4 ;...._ ______ Certified Max Gross Weight: ...;_1~0,~3.;_75.;...._ ____ Number of Seats: _5::::...._______ _ Pressurized? (Yes or No): _Y_e_s ______ _ Hourly Fuel Consumption Rate (gallons/hour)*: ___;:8:; ;:0;...._ _____ *Refer to Attachment No. 2 for applicable gallons per hour. Daily Availability & Flight Offer Rate for Light-Fixed Wing .t t“ty Base 6 Month Services Un1s 0 uan 1 2019 Extension I I I I I *The Daily Availability Rate shall be evenly divisible by 56 **The Hourly Flight rate will be subject to adjustment in accordance with the terms of D-15 Economic Price Adjustment Specified Flight Rate. ***The Extended Standby Hourly Rate will be subject to adjustment in accordance with the terms of B-11 Extended Standby Hourly Rate ****Miscellaneous Charges examples are airport landing fees, tie-down charges, hanger rental, etc. *****Relief Cost will be reimbursed as directed by the Government and in accordance with the Federal Travel Regulations.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

B-3	RESERVED

B-4	AIRCRAFT

The aircraft furnished shall have certified power plant and airframe log books and other necessary papers substantiating the maintenance, overhaul, and airworthiness history.

(a)	Preferred Performance Requirements:

(1)	Capable of a minimum 240 KTAS at 18,000 feet pressure altitude, ISA+10C

With:

(i) 950 pound payload

(ii) four (4) hours fuel computed at 18,000 feet pressure altitude, ISA+10C

(2)	Single engine service ceiling of 17,500 feet pressure altitude, ISA +10C

With

(i) 950 lb. payload

(ii) four (4) hours of fuel computed at maximum cruise power, 17,500 feet pressure altitude, ISA+10C

(3)	High wing or unobstructed side view (void of engine nacelle) configuration from co-pilots seat

(b)	Minimally Acceptable Performance Requirements:

(1)	Capable of a minimum 240 KTAS at 18,000 feet pressure altitude, ISA+10C

With:

(i) 800 lb. payload

(ii) four (4) hours fuel computed at 18,000 feet pressure altitude, ISA+10C

(2)	A minimum single engine service ceiling of 13,000 feet pressure altitude, ISA +10C

With:

(i) 800 lb. payload

(ii) four (4) hours of fuel computed at maximum cruise power, 13,000 feet pressure altitude, ISA+10C

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

B-5	CONTRACT PILOT QUALIFICATION

Pilots performing on this Contract shall meet the requirements of Section C-11. All pilots offered may be evaluated in accordance with C-11.

B-6	HOME BASE

Offeror shall enter the principle base of operation reflected in their 135 Operation Specifications.

Location (Physical Address)	State
24 hour phone number
Back up phone number:
Fax Number:
Email(s)

Note: The Government may inspect the offeror’s operation and maintenance facilities prior to award. The Forest Service provides oversight for its aviation operations as such the Regional Airworthiness and Pilot inspector shall have access to inspect pre /post award, and during the life of the contract.

B-7	MAINTENANCE CAPABILITY

Offeror(s) shall provide the name and address of the Director of Maintenance:

Name

24 hour phone number

The Contractor shall be capable of providing field maintenance support to each aircraft for extended periods during heavy use.

B-8	EXCISE TAXES

Excise taxes and segment fees shall be included in your contract price in accordance with (IAW) FAR Clause 52.212-4(k) Taxes. The Contract price includes all applicable Federal, State, and local taxes and duties.

B-9	PERFORMANCE PERIOD

It is anticipated that any contract(s) resulting from this solicitation will be in effect for a period of one (1) base year with four (4) option years for a total of up to five (5) years. If necessary a six (6) month extension may be available at the end of the 4 h option period.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

B-10	STANDBY HOURS PER DAY

9 Hours standby per day (Section C-26)

B-11	EXTENDED STANDBY HOURLY RATE

The extended standby rate will be reviewed on an annual basis to ensure compliance with the Service Contract Act and an adjustment will be made if needed. The extended standby rate will be computed by taking the minimum wage rate from the Department of Labor Wage Determination (current at that time), for Nationwide Pilot, times 1.5 plus 20% for benefits, overhead and profit and rounded to the nearest dollar. If needed, adjusted rates will become effective annually on February 16 of each year.

Extended standby is not intended to compensate the Contractor on a one-to-one basis for all hours necessary to service and maintain the aircraft. (Section C-31)

The current rate is $52.00 per hour.

B-12	OVERNIGHT STANDARD PER DIEM RATE

Rates as published in Federal Travel Regulations (See Section C-39 for further explanation)

B-13	APPROVED OPERATIONS AREAS

THE OPERATOR MUST HAVE IN THEIR OP SPECS AUTHORIZATION TO OPERATE IN ALL AREAS CHECKED BELOW.

☒ALASKA        ☐CARIBBEAN         ☐CANADA        ☐MEXICO

B-14	CONTRACTOR FURNISHED SPECIAL REQUIREMENTS

All items below are minimum requirements and must comply with Section C-4, C-8, an Exhibit and/or Federal Regulations.

MINIMUM REQUIREMENTS:

☒ Air Tactical Avionics, Type 1 or better (See C-8 (a)(5))

☒ VHF-AM Radios: Total A/C Qty: 3(See C-8 (b)(1)(i)) See exhibit 4 for preferred/minimally acceptable configuration.

☒ VHF-FM Radios: Total A/C Qty: 3 (See C-8 (b)(1)(ii)) See exhibit 4 for preferred/minimally acceptable configuration.

☒ VHF-FM Programming Ports (See C-8 (b)(5)(xi))

☒ Drop Cord for SIC/observer (See C-8 (b)(2)(ii)(B))

☒ Drop Cord for aft Instructor position (See C-8 (b)(2)(ii)(B))

☒ Push-To-Talk (PTT) cord for SIC/observer (TELEX PT-300 with VOX or equivalent)

☒ Push-To-Talk (PTT) cord for aft Instructor (TELEX PT-300 with VOX or equivalent)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

☒ Aft Audio Control System (See C-8 (b)(2)(ii)(C))

☒ Aeronautical GPS in lieu of a portable GPS (See C-8 (b)(3)(i)(A))

☒ GPS with Moving Map (See C-8 (b)(3)(i)(C))

☒ Traffic Advisory System (TAS) (See C-8 (b)(4)(v))

☒ Autopilot (See C-8(b)(5)(i))

☒ Radar Altimeter (See C-8(b)(5)(ii))

☒ Multi-Function Display (MFD) (See C-8 (b)(5)(iii))

☒ Dual USB charging ports, Qty: 3 Users: PIC/SIC/AFT Obs.(See C-8 (b)(5)(xiv))

☒ TSO approved VOR/Localizer, Qty: 2

☒ TSO approved Glideslope, Qty: 2

☒ TSO approved DME, Qty: 1 {Not required if GPS is IFR with current database}

☒ TSO approved Three Light Marker Beacon System, Qty: 1

☒ Satellite Weather system with XM Aviator subscription or equivalent

☒ Provisions for IFR operation meeting 14 CFR 135.163 & 135.165

☒ Individual Volume Controls; Separate audio level controls shall be provided for the pilot, forward observer, and for the aft instructor/observer to independently adjust the intercom and receiver audio outputs to their respective headsets. Independent volume controls are required for each receiver and shall be a built in, integral part of each audio controller.

☒ Two ACS-296, or equivalent, Audio Indicator Panels monitoring all installed radios:

Location 1: SIC/Observer’s instrument panel, above the yoke and visible to both the PIC and SIC/Observer

Location 2: Easily viewable by the Instructor (directly behind the SIC/Observer)

☒ Automatic Dependent Surveillance-Broadcast (ADS-B) system “In” & “Out” (2020 Requirement)

☒ Multi Engine

☒ High Wing (preferred)

☒ Low Wing - Unobstructed vertical 140-degree view copilot seat (minimally acceptable)

☒ Air Conditioning - Manufacturer or STC installed air conditioning system that utilizes Freon as a cooling agent. This system must be fully functional as designed and provide cooling to the interior confines of the aircraft. (A portable or stand-alone air cycle system is not acceptable)

☒ Turboprop

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION B

SUPPLIES OR SERVICES AND PRICE

☒ Pressurized

☒ Relief Pilot(s) Available for seven (7) day coverage during mandatory availability period (MAP)

☒ Mountainous Terrain Flights

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-1	SCOPE OF CONTRACT

(a) The intent of this solicitation and any resultant contract is to obtain airplanes fully operated by qualified and proficient personnel and equipped to meet specifications contained herein for offered airplanes used in the administration and protection of public lands.

(b) The aircraft furnished may be used for fire support, project, law enforcement, and administrative flights. If the Contractor agrees to perform law enforcement flights, such agreement shall be in writing.

(c) The standard configuration for the Aerial Supervision Mission is a Pilot (PIC), one Air Tactical Group Supervisor (ATGS) who sits in the Forward Observer/SIC Station, and a Second ATGS or Trainer that sits in the station directly behind the Forward Observer (SIC) position.

(d) The Government has Interagency and Cooperative agreements with Federal and State Agencies and private landholders. Aircraft under contract may be dispatched under these agreements for such use.

C-2	GENERAL CERTIFICATIONS

(a) Contractors shall hold a current Federal Aviation Administration (FAA) Air Carrier or Operating Certificate. Aircraft offered shall be listed by make, model, series, and registration number on the Operators 135 Certificate at the time of offering and throughout the contract period of performance.

(b) Aircraft shall conform to its approved type design, be maintained and operated in accordance with the requirements of the 14 CFR 135 notwithstanding the aviation regulations of the States in which the aircraft may operate.

C-3	GOVERNMENT FURNISHED PROPERTY

(a) If Government Furnished Property (GFP) is provided, the Contractor shall be required to sign a property receipt document. Upon Government request, GFP shall be returned to the Government in accordance with GFP (Short Form) FAR Clause 52.245-1 (JAN 2017).

C-4	AIRCRAFT REQUIREMENTS

(a) Reserved

(b) Aircraft condition and equipment. The aircraft shall be in airworthy condition throughout the performance period. All equipment shall be installed and operable or be deferrable by an FAA approved Minimum Equipment List (MEL). However, all items required by this contract may not be placed on an MEL as non-operational unless approved by a government Aviation Safety Inspector or the CO. The following equipment, when inoperative, cannot be placed on an MEL with the aircraft continuing to be utilized under contract. Once an item is placed on an MEL then the vendor is required to correct the discrepancy within identified approved MEL timeframes.

(1) Emergency Locator Transmitter

(2) VHF-AM Radio (for contract availability at least three must be operational)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(3) VHF-FM Radio (for contract availability three must be operational)

(4) Transponder (for contract availability at least one must be operational)

(5) Static pressure, altimeter, and automatic altitude reporting system (at least one must be operational and connected to an operational transponder)

(c) All aircraft furnished under this contract shall be operable, free of damage, and in good working order. Aircraft systems and components shall be free of leaks, except within limitations specified by the manufacturer.

(d) The aircraft interior shall be clean and neat. There shall be no un-repaired tears, rips, cracks, or other damage to the interior. All interior materials shall meet FAA standards.

(e) The aircraft exterior finish, including the paint, shall be clean, neat, and in good condition (e.g., no severe fading or large areas of flaking or missing paint etc.). Military or other low visibility paint schemes are unacceptable. Any corrosion shall be within manufacturer or FAA acceptable limits.

(f) All windows and windshields shall be clean and free of scratches, cracks, crazing, distortion, or repairs, which hinder visibility. Repairs such as safety wire lacing and stop drilling of cracks are not acceptable as permanent repairs. Prior to acceptance, all temporarily repaired windows and windshields shall have permanent repairs completed or shall be replaced.

(g) Fire extinguishers, as required by 14 CFR 135.155, shall be hand-held bottle(s), with a minimum of 1.5 lbs. capacity and 2-B:C rating. Fire Extinguishers shall be maintained in accordance with current NFPA 10 standards and mounted with a quick release attachment accessible to the flight crew while seated.

(h) Each aircraft shall carry current copies of the following:

(1) Current contract and all modifications.

(2) Department of Transportation (DOT) Exemption 9198, the Interagency Aviation Transport of Hazardous Materials Handbook/Guide (NFES 1068) and the Emergency Response Guide (ERG), if required.

(3) Aeronautical charts covering area of operation.

Note: The use of electronic flight bags (EFB) is hereby authorized providing the following conditions are met:

(1) EFB’s used in the aircraft are FAA approved.

(2) All other contract items are readily available to the vendor and agency crew (tablet style devices only, no laptops).

(3) Vendors must keep the device adequately charged to allow normal use and have a means of charging the device readily available without reliance on the government.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(4) This authorization does not include other Personal Electronic Devices (PEDS).

(i) Flight Hour Meter. Each aircraft shall be equipped with a flight hour meter, installed in a location observable by the pilot and front seat observer while seated. The meter shall measure actual flight time from takeoff to landing in hours and tenths.

(j) Cargo Restraint. The Contractor shall furnish tie downs, net(s), or cargo straps meeting requirements of 14 CFR to restrain cargo while in flight.

(k) Safety Belts. The aircraft furnished under this contract shall have safety belts for all occupants and shoulder harnesses for front seat occupants meeting requirements of 14 CFR. The shoulder strap and lap belt shall fasten with a metal to metal single point quick release mechanism. Military style harnesses are acceptable. All occupants shall meet the above requirements during takeoffs and landings, when flying within 1,000 feet of the ground, and at other times as specified by the Pilot.

(l) Lap belt and shoulder harness condition; the following are NOT acceptable:

(1) Webbing. Webbing that is frayed five (5) percent or more, torn webbing, crushed webbing, swelled webbing that results in twice the thickness of original web, or if difficult to operate through hardware, creased webbing (no structural damage allowed), and sun deterioration if it results in severe fading, brittleness, discoloration, and stiffness.

(2) Hardware. Buckle or other hardware is inoperable, nylon bushing at shoulder harness-to-lap belt connection missing or damaged, fabricated bushings or tie wraps used as bushings, rust/corrosion if not minor in nature, wear beyond normal use.

(3) Stitches. Broken or missing stitches, severe fading or discoloring, inconsistent stitch pattern.

(4) Technical Standard Order (TSO) Tags (see 14 CFR 21.607). Missing or illegible tags are unacceptable unless inspection can confirm the suitability of installed equipment.

(5) Age. Belts/fabric over ten (10) years from date of manufacture require close inspection because of the elements they are exposed to, but do not have to be replaced if it can be determined they are in serviceable condition and not life limited.

(m) First Aid Kit (Aeronautical). First aid kit shall be in a dust-proof and moisture-proof container. The kit shall be readily accessible to the Pilot and passengers. At a minimum, the contents shall include the following items:

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Item Description	Quantity
Adhesive bandage strips (minimum 3 inches long)	8
Antiseptic or alcohol wipes (packets)	10
Bandage compresses, (minimum 4 inches)	4
Triangular bandage compresses, minimum 40 inch (sling)	2
Roller bandage, minimum 4 inch x 5 yards (gauze)	2
Adhesive tape, minimum 1 inch x 5 yards (standard roll)	1
Bandage scissors	1
Body Fluids Barrier Kit:	1
2 pair of non-latex surgical gloves
1 face shield
1 mouth-to-mouth barrier
1 protective gown
2 antiseptic towelettes
1 biohazard disposal bag

Note: Splints are recommended if space permits. Kits may be commercially available types which are FAA approved for the appropriate number of crew and passengers carried.

(n) Survival Kit. Aircraft shall have sufficient equipment to sustain personnel for a 24-hour period. As a minimum, the survival kit shall include the following:

(1) Knife

(2) Signal Mirror

(3) Aviation-type Signal Flares (six (6) each)

(4) Matches (two (2) small boxes in waterproof containers)

(5) Magnesium Fire Starter

(6) Space Blanket (one (1) per occupant)

(7) Water (one (1) quart per occupant-not required when operating over areas with adequate drinking water)

(8) Collapsible Water Bag

(9) Food (two (2) days emergency rations per occupant)

(10) Candles

(11) Whistle

(12) Nylon Rope or Parachute Cord (50 feet)

Note: Suggested additional survival kit items (appropriate to the geographic area.)

(1) Individual First Aid Kit

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(2) Container w/carrying Handle or Straps

(3) Large Plastic Bags

(4) Signal Panels

(5) Flashlight with Spare Batteries

(6) Hand Saw or Wire Saw

(7) Collapsible Shovel

(8) Sleeping Bag (one (1) per two occupants)

(9) Survival Manual

(10) Snowshoes

(11) Axe or Hatchet

(12) Insect Repellant

(13) Insect Head net (one (1) per occupant)

(14) Gill Net/Assorted Fishing Tackle

(15) Personal ELT

(16) Sunscreen

Note: A hand-held 760 channel VHF transceiver radio or satellite phone is recommended. It should be located on a crewmember rather than placed in the aircraft survival kit.

C-5	AIRCRAFT MAINTENANCE

(a) Offered aircraft shall be maintained in accordance with the OEM’s most recent revision of inspection program applicable to the serial number of the aircraft being inspected or an inspection program approved by the FAA under the contractor’s 14 CFR 135 operations specification. All maintenance shall be accomplished in accordance with the standards established by 14 CFR Part 43, 91, and 135 standards and this contract.

(b) The Contractor shall identify the maintenance facilities and/or maintenance personnel used to fulfill the requirements of this agreement, including those covered under 14 CFR 135.426.

(c) Aircraft operated with components and accessories on approved Time Between Overhaul (TBO) extension programs are acceptable, provided the Contractor who provides the aircraft is the holder of the approved extension authorization (not the owner if the aircraft is leased), and shall operate in accordance with the extension.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(d) Offered aircraft shall be in compliance with all applicable Federal Aviation Administration (FAA) Airworthiness Directives (AD’s) as per 14 CFR 91.417 (a)(2)(v), and Service Bulletins (SB’s) with a time compliance requirement, referenced in an FAA Special Airworthiness Information Bulletin (SAIB) or are designated mandatory by the manufacturer.

Each aircraft’s maintenance schedule shall include mandatory component retirement, replacement or overhaul time as specified in the OEM Airworthiness Limitations Section or equivalent OEM document and shall be in compliance with them.

Each aircraft shall be in compliance with all OEM (recommended or mandatory) programs, documents and resultant inspections from programs such as Continued Airworthiness Programs (CAP), Structural Inspection Documents (SID), Supplemental Structural Inspection Documents (SSID) Corrosion Prevention and Control Programs (CPCP) and Electrical Wiring Interconnection Systems (EWIS) programs.

(e) All maintenance shall be accomplished in accordance with the standards established by 14 CFR Part 135; Advisory Circular (AC) 43.13, and the manufacturer’s instructions and in accordance with those procedures established in the Contractor’s maintenance program approved under 14 CFR Part 135 Operations Specifications.

(f) A copy of the current maintenance record required by 14 CFR 91.417 shall be kept at the Home Base or maintenance facility. Additionally, aircraft maintenance record entries and aircraft flight logs shall be transmitted to the operator’s home base (location the certificate is held) every 12 flight hours or seven (7) days- whichever occurs first.

(g) A functional check flight shall be performed at the Contractor’s expense following overhaul, repair, and replacement of any engine (installations of reciprocating engines that are new, rebuilt, or overhauled shall accumulate three (3) hours of operation, including two (2) hours in flight, prior to Government use), power train, or control equipment, and following any adjustment of the flight control systems before the aircraft resumes service under this agreement. The result of any test flight shall be logged in the aircraft flight records by the Pilot. Results of test flights shall be reported to the U.S. Forest Service Aircraft Maintenance Inspector (AMI) before the aircraft is returned to availability.

(h) When any non-scheduled maintenance or repairs are performed due to mechanical or equipment deficiencies, an AMI shall be notified for “return to contract availability” status, before the aircraft performs under the contract.

(i) The Interagency Airplane Data Record Card or Point-to-Point Aircraft Data Card shall be posted inside the aircraft.

(j) The aircraft’s required weight and balance data shall be determined by actual weighing of the aircraft every 36 calendar months for multi-engine aircraft. Mission Use Only single engine aircraft shall be weighed within the previous five (5) years. Data shall include an accurate and updated equipment list.

All weighing of aircraft shall be performed on scales that have been certified. The certifying agency may be any accredited weights and measures laboratory.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(k) Authorized Break. During the standby period, requirements may be modified by the CO to allow Contractor’s personnel time off away from the assigned work location or to conduct routine maintenance. No deduction of availability will be made for such authorized breaks except when Contractor personnel fail to return to Standby upon request. Requests will be coordinated with the appropriate regional maintenance inspector. For Exclusive use aircraft with a MAP of 120 days or more, no more than two (2) periods or breaks of 48 hours each maximum shall be allowed during the MAP without penalty and must be coordinated with the CO or COR. For those aircraft contracted with a MAP of less than 120 days, one (1) period or break of two (2) days (48 hours) will be allowed. For “Call When Needed” aircraft there will be no authorized break or period unless the aircraft has been assigned for 18 consecutive or more days and is coordinated with the CO and the regional AMI. The maximum allowed break or period for “call when needed” aircraft shall not exceed 24 hours. The authorized absence during the map for any exclusive use aircraft to transition from assigned locations will not be used for any of these allowed maintenance periods.

(l) Mechanics assigned to work on aircraft shall have appropriate FAA certification and ratings or if at a 145 Repair Station shall at all times be working in the presence of one so certified and rated. Additionally,

(1) Pilots without FAA airframe and power plant (A&P) certifications are authorized to perform only the preventative maintenance tasks detailed under 14 CFR 43 Appendix A, Section (c), provided they have been properly trained under the direct supervision of an appropriately rated mechanic and designated in writing by the contractor as proficient in each task to be performed. Pilots will have this documentation available for review by government representatives. Pilots performing preventative maintenance shall have current maintenance manuals available and make logbook entries that document their work was performed in accordance with 14 CFR 43.9.

(2) When the aircraft is not available due to required unscheduled maintenance, a pilot may function as a mechanic only if they possess a valid FAA mechanic certificate with the appropriate airframe and/or power plant ratings or if they are performing preventative maintenance in accordance with 14 CFR 43.3.

(3) Any time during which the pilot is engaged in mechanic duties performing unscheduled maintenance, or as a pilot performing preventative maintenance, will apply against the pilot’s duty day limitations. All time in excess of two (2) hours (not necessarily consecutive) must also apply against the pilot’s flight limitations. After two (2) hours, every hour spent as a mechanic, or a pilot performing preventative maintenance, will be applied against pilot flight time limitation one-to-one.

(4) Only a certificated mechanic (holding an airframe and power-plant rating) may perform scheduled maintenance and inspections. The primary or relief pilot on duty as a pilot must not perform scheduled maintenance and inspections.

(m) Mechanics

(1) All mechanics shall maintain the aircraft in accordance with requirements specified within this contract. The mechanic shall meet the requirements of 14 CFR Part 43.7(b).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(2) The mechanic shall have 12 months experience in maintaining the make and model of aircraft being operated. Experience on similar category of aircraft may be evaluated and accept on a one-for-one basis.

(3) Mechanics shall have satisfactorily completed a manufacturer’s field or line maintenance course for the make and model of aircraft. For aircraft without training courses available the contractor must certify in writing that the mechanic has had in-house training necessary to maintain the aircraft offered. The contractor may be requested to provide a syllabus of the training program. Contractors shall submit a list of qualified personnel with their proposal and update the list annually and given to the CO 30 days after award and renewal period.

C-6	AIRCRAFT AND EQUIPMENT SECURITY

(a) The security of Contractor provided aircraft and equipment is the responsibility of the Contractor.

(b) Aircraft shall be electrically and/or mechanically disabled by two independent security systems whenever the aircraft is unattended. Deactivating security systems shall be incorporated into preflight checklists to prevent accidental damage to the aircraft or interfere with safety of flight.

(c) Examples of Unacceptable disabling systems are:

(1) Locked door/windows; and/or

(2) Fenced parking areas.

C-7	RESERVED

C-8	CONTRACTOR FURNISHED AVIONICS SYSTEMS

The following required avionics systems shall be furnished, installed, and maintained by the Contractor in accordance with the manufacturer’s specifications and the installation and maintenance standards. All avionics systems, radios, components and other electronics shall be readily accessible for maintenance, and shall not interfere with passenger space or comfort.

In order to facilitate field maintenance, a complete set of the wiring and schematic diagrams covering all installed avionics systems in the aircraft, shall be carried aboard each aircraft.

Each aircraft shall be supplied laptop computer and software with appropriate cable to support programming of VHF-FM radios and utilize programming ports.

All avionics used to meet this contract shall comply with the requirements of paragraph (b) AVIONICS SPECIFICATIONS and paragraph (c) AVIONICS INSTALLATION AND MAINTENANCE STANDARDS. The following are the minimum avionics which shall be installed. Additional avionics may be required in Section B of this contract.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(1) Point to Point Aircraft

Point to Point flights shall meet the requirements of 14 CFR 135. No additional avionics are required.

(2) Back Country Aircraft

Aircraft operating to or from airfields or airstrips designated as Category 4 and are not otherwise conducting special use missions shall meet the requirements of paragraph (a)(3) excluding (a)(3)(ii).

(3) Resource Reconnaissance Aircraft (All aircraft which are not used for fire operations or covered by paragraphs (a)(1) or (a)(2))

(i) One VHF-AM Radio (COM)

(ii) One Global Positioning System (GPS)

(iii) An Emergency Locator Transmitter (ELT)

(iv) An Automated Flight Following system (AFF) (Not required for aircraft only used for Law Enforcement)

(v) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

(vi) One of the following options for FM communications

(A) Option 1

(1) One (1) Supplemental VHF-FM Antenna

(B) Option 2

(1) An Intercom System (ICS)

(2) An Audio Control system

(3) One (1) Auxiliary FM system (AUX FM)

(C) Option 3

(1) Provisions for a Supplementary Radio Kit

(D) Option 4

(1) An Intercom System (ICS)

(2) An Audio Control system

(3) One (1) VHF-FM Radio (FM)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(4) Fire Reconnaissance Aircraft

(i) Two (2) VHF-AM Radios (COM 1 and COM 2)

(ii) One (1) Global Positioning System (GPS)

(iii) An Emergency Locator Transmitter (ELT)

(iv) An Automated Flight Following system (AFF)

(v) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

(vi) One of the following options for FM communications

(A) Option 1

(1) Two (2) Supplemental VHF-FM Antennas

(B) Option 2

(1) Provisions for a Supplementary Radio Kit

(C) Option 3

(1) An Intercom System (ICS)

(2) An Audio Control system

(3) One (1) VHF-FM Radio (FM)

(5) Air Tactical Aircraft

(i) Type 1

(A) Two (2) VHF-AM Radios (COM 1 & COM 2)

(B) Two (2) VHF-FM Radios (FM 1 & FM 2)

(C) One (1) Auxiliary FM system (AUX FM)

(D) An Intercom System (ICS)

(E) Separate Audio Control systems for the PIC and SIC/Observer

(F) Audio jacks with ICS and radio transmit capability in the rear seat connected to the SIC/Observer Audio Control system. An Aft Audio Control system for this position is acceptable.

(G) One (1) Global Positioning System (GPS)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(H) An Emergency Locator Transmitter (ELT)

(I) An Automated Flight Following system (AFF)

(J) One (1) Transponder

(K) One (1) Altimeter and Automatic Pressure Altitude Reporting system

(L) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

(ii) Type 2

(A) Two (2) VHF-AM Radios (COM 1 & COM 2)

(B) One (1) VHF-FM Radio (FM)

(C) One (1) Auxiliary FM system (AUX FM)

(D) An Intercom System (ICS)

(E) Separate Audio Control systems for the PIC and SIC/Observer

(F) Audio jacks with ICS and radio transmit capability in the rear seat connected to the SIC/Observer Audio Control system. An Aft Audio Control system for this position is acceptable.

(G) One (1) Global Positioning System (GPS)

(H) An Emergency Locator Transmitter (ELT)

(I) An Automated Flight Following system (AFF)

(J) One (1) Transponder

(K) One (1) Altimeter and Automatic Pressure Altitude Reporting system

(L) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

(iii) Type 3

(A) Two (2) VHF-AM Radios (COM 1 & COM 2)

(B) One (1) VHF-FM Radio (FM)

(C) An Intercom System (ICS)

(D) An Audio Control system

(E) One (1) Global Positioning System (GPS)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(F) An Emergency Locator Transmitter (ELT)

(G) An Automated Flight Following system (AFF)

(H) One (1) Transponder

(I) One (1) Altimeter and Automatic Pressure Altitude Reporting system

(J) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

(iv) Type 4

(A) Two (2) VHF-AM Radios (COM 1 & COM 2)

(B) An Audio Control system

(C) One (1) Global Positioning System (GPS)

(D) An Emergency Locator Transmitter (ELT)

(E) An Automated Flight Following system (AFF)

(F) One (1) Transponder

(G) One (1) Altimeter and Automatic Pressure Altitude Reporting system

(H) Provisions for a Supplemental Air Attack Kit

(I) Equipment and lighting for night VFR operations in accordance with 14 CFR 135.159 and 14 CFR 135.161.

Note 1: Air Tactical aircraft equipped with an approved Traffic Advisory Systems (TAS) shall be identified “w/TAS” on the aircraft approval card.

Note 2: If a Supplemental Radio Kit is provided with the aircraft, “with radio kit” shall be identified on the aircraft approval card.

Note 3: Supplemental Air Attack Kit installations shall not elevate the aircraft’s capability beyond the type for which it would otherwise be approved.

Note 4: ADS-B OUT will be required for Air Tactical Aircraft beginning January 1st 2020.

(b) AVIONICS SPECIFICATIONS

All avionics used to meet this Agreement shall comply with the following requirements and paragraph (c) AVIONICS INSTALLATION AND MAINTENANCE STANDARDS.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(1) Communications systems

Transmitters shall not open squelch on, or interfere with, other AM or FM transceivers on the aircraft which are monitoring different frequencies. Transmit interlock functions shall not be used with communication transceivers.

(i) VHF-AM Radios

VHF-AM radios shall be TSO approved aeronautical transceivers, permanently installed, and operate in the frequency band of 118.000 to 136.975 MHz with a minimum of 760 channels in no greater than 25 KHz increments. Transmitters shall have a minimum of five (5) Watts carrier output power.

(ii) VHF-FM Radios

All aircraft approved for fire operations shall use P25 Digital VHF-FM transceivers meeting the specifications of FS/OAS A-19. FM radios used in all aircraft shall be agency approved. FS/OAS A-19 and a list of currently approved FM radios can be found on the following website: http://www.nifc.gov/NIICD/documents.html . The following requirements shall be met.

(A)    VHF-FM radios shall be aeronautical transceivers, permanently installed in a location that is convenient to the PIC and SIC/Observer, and operate in the frequency band of 138 to 174 MHz. All usable frequencies shall be programmable in flight. Narrowband and digital operation shall be selectable by channel for both MAIN and GUARD operation. Carrier output power shall be 6-10 Watts nominal.

(B)    Transceivers shall have a GUARD capability constantly monitoring 168.625 MHz and have a tone of 110.9 on all GUARD transmissions. Simultaneous monitoring of MAIN and GUARD is required. Scanning of GUARD is not acceptable. Aircraft not approved for Air Tactical operation only require one (1) FM GUARD receiver.

(C)    Transceivers shall have the capability of encoding CTCSS sub audible tones on all channels. A minimum of 32 tones meeting the current TIA/EIA-603A standards shall be selectable.

(D)    Transceivers shall have the capability to display both receiver and transmitter frequencies. Activation indicators for transmit and receive shall be provided for both MAIN and GUARD operation.

(E)    The radio shall use an external broadband antenna covering the frequency band of 138 to 174 MHz (Comant CI-177-1 or equivalent).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(iii) Auxiliary FM systems (AUX FM)

An interface to properly operate a portable FM radio through the aircraft audio control systems shall be provided using an MS3112E12-10S type bulkhead mounted connector with contact assignments as specified by FS/AMD A-17 available at the following website: http://www.nifc.gov/NIICD/documents.html . Sidetone for the portable radio shall be provided (AEM AA34 or equivalent). The following applies to all AUX FM installations.

(A)    An external broadband antenna covering the frequency band of 138 to 174 MHz (Comant CI-177-1 or equivalent) shall be installed with the associated coax terminated in a bulkhead mounted BNC connector adjacent to the above 10-pin connector.

(B)    A portable radio mount (Field Support Services AUX-EPH-RB or equivalent) shall be installed providing the crew unrestricted operation of the radio controls when connected with an 18 inch adapter cable.

(C)    A VHF-FM radio meeting the requirements of paragraph C-8(b)(1)(ii) may be installed, in addition to the radios already required, in lieu of the AUX FM system.

(iv) Non-Standard Radios

Non-standard radios shall be aeronautical transceivers interfaced to the aircraft audio control systems and a compatible antenna via an approved installation. The radio shall be compatible with the requesting unit.

(v) Satellite Communications System (SatCom)

(A) SatCom systems shall be FAA-approved, powered by the aircraft electrical system via a dedicated circuit breaker, interfaced to the aircraft audio system as a communication transceiver, permit direct dial operation, and be operational in all phases of flight.

(B)    All manufacturer required displays and controls shall be easily visible and selectable by the PIC and SIC/Observer.

(C)    The Contractor shall maintain a subscription providing uninterrupted service during the Agreement period and a minimum amount of minutes per month as identified in Section B. The Government will reimburse the Contractor for actual costs incurred when using more than the required amount of minutes specified.

(2) Audio Systems

(i) Intercom systems (ICS)

ICS shall integrate with the aircraft audio control systems and mix with selected receiver audio. An ICS volume control and a “hot mic” capability shall be provided for the PIC and SIC/Observer. Passenger volume adjustments shall not affect the PIC. Hot mic may be voice activated (VOX) or controlled via an activation switch. The PIC shall have an isolation capability.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(ii) Audio Control systems

(A) General

Controls for transmitter selection and independent receiver selection of all required radios shall be provided for each required audio control system. Each system shall have the capability to simultaneously select and utilize a different transceiver (and PA if required). Sidetone shall be provided for the user as well as for cross monitoring by all installed systems. Receiver audio shall be automatically selected when the corresponding transmitter is selected. Receiver audio shall be provided to each position which requires ICS. Aft audio control systems are not required to provide NAV audio.

All required passenger positions shall utilize the SIC/Observer’s audio control system unless an aft audio control system is installed. Drop cords may be used provided MS3112E10-6S type 6-pin connectors are installed adjacent to the required passenger headset jacks and wired for compatibility with an appropriate drop cord (Alpine Aerotech AAL280 series or equivalent).

Audio controls shall be labeled as COM-1, FM-1, AUX, PA, etc. as appropriate or as COM-1, COM-2, COM-3, etc. with the corresponding transceiver labeled to match. Audio shall be free of distortion, noise, or crosstalk. The system shall be designed for use with 600 ohm earphones and carbon equivalent, noise cancelling, boom type microphones. All required positions shall have JJ-033 and JJ-034 type microphone and headphone jacks separated by no more than four (4) inches. Cockpit speakers shall be sufficiently amplified for use in flight.

Crew positions shall have radio Push-To-Talk (PTT) switches on their respective flight controls. A PTT switch shall be provided to allow the SIC/Observer to transmit without touching the flight controls.

(B) Drop Cord Requirements

(1)    Coil cord with sufficient length to provide unrestricted movement according to mission requirements (Minimum three (3) feet retracted)

(2) 6-Pin MS3476L10-6P type connector on the coil cord

(3) JJ-033 and JJ-034 type headset jacks at the housing

(4) Large clip

(5) Volume control

(6) ICS switch with momentary and lock positions

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(7) Radio PTT switch (only for positions which require radio transmit)

(C) Aft Audio Control systems

The audio controller shall be installed in a location that provides the operator directly behind the SIC/Observer unobstructed access to the controls while seated. Aft passengers shall utilize the aft audio control system(s).

(D) Required Audio Control systems

The following audio control systems are required based on mission type:

(1) Type I and Type II Air Tactical airplanes

(a) Two (2) separate audio control systems (which may be combined in a single unit) for the PIC and SIC/Observer.

(b) The instructor position (directly behind the SIC/Observer) shall have radio transmit capability. This position shall follow the SIC/Observer system or have an aft audio control system.

(2) Type III and Type IV Air Tactical airplanes

A single audio control system for the PIC and SIC/Observer

(3) Reconnaissance airplanes (when required)

A single audio control system for the PIC and SIC/Observer

(3) Navigation systems

(i) Global Positioning Systems (GPS)

(A) Aeronautical GPS

Each required GPS shall be TSO approved, permanently installed where both the PIC and SIC/Observer can clearly view the display, use an approved external aircraft antenna, and be powered by the aircraft electrical system. The GPS shall utilize the WGS-84 datum, reference coordinates in the DM (degrees/minutes/decimal minutes) format and have the ability to manually enter waypoints in flight. The GPS navigation database shall be updated annually covering the geographic areas where the aircraft will operate.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(B) Portable Aviation GPS

Portable aviation GPS units (Garmin™ GPSMAP, aera®, or equivalent) are acceptable when an Aeronautical GPS is not specified. They shall be securely mounted via an approved installation using the aircraft electrical system and a remote antenna. The GPS shall present information from an overhead perspective. The PIC shall have clear view of the display and unrestricted access to the controls. The SIC/Observer shall also have a clear view of the display in Air Tactical aircraft. The GPS shall meet the above datum, coordinate, and database requirements for an aeronautical GPS. Portable GPS units are not acceptable for aircraft performing IFR or NVG operations.

(C) GPS with Moving Map

The GPS providing data to the moving map shall meet all of the above GPS requirements. The moving map’s display shall be 3 inches wide, 1.5 inches high, and show the aircraft’s present position relative to user selected waypoints and geographical features. The map may be integrated with the GPS.

(4) Surveillance systems

(i) Emergency Locator Transmitters (ELT)

Emergency locator transmitters shall be automatic-fixed, installed in a conspicuous or marked location, and meet the requirements detailed in 14 CFR 91.207 (excluding section f). ELT antennas shall be mounted externally to the aircraft unless installed in a location approved by the aircraft manufacturer. TSO C91a or newer ELTs are required. TSO C126 and newer ELTs require documentation of current registration from the national authority for which the aircraft is registered.

(ii) Automated Flight Following systems (AFF)

Automated flight following systems shall be compatible with the Government’s tracking program (AFF.gov), utilize satellite communications, and use aircraft power via a dedicated circuit breaker. AFF shall be functional in all phases of flight and in all geographic areas where the aircraft will operate. The following additional requirements shall be met.

(A) A subscription service shall be maintained through the equipment provider allowing position reporting via the Government AFF Program. The reporting interval must be every two (2) minutes while aircraft power is on.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(B) AFF equipment must be registered with AFF.gov providing all requested information. Changes to equipment and registration information shall be reported to AFF.gov ensuring the program is current prior to aircraft use. For assistance, the Fire Applications Help Desk (FAHD) may be reached at (866) 224-7677.

(C) An AFF operational test shall be performed by the vendor no less than seven (7) calendar days prior to the annual compliance inspection. This test must ensure that the system meets all requirements and is displayed in the AFF viewer with the correct information. A user name and password are required. Registration and additional information are available at https://www.aff.gov/. If the aircraft is not displaying properly, the vendor shall notify AFF.gov.

(D) If AFF becomes unreliable the aircraft may, at the discretion of the Government, remain available for service utilizing radio/voice systems for flight following. The system shall be returned to full operational capability within five (5) calendar days after the system is discovered to be unreliable.

(E) This clause incorporates the Specification Section Supplement available at https://www.aff.gov/documents/Specification_Section_Supplement.pdf as if it was presented as full text herein.

(F) For questions about current compatibility requirements contact the AFF Program Manager listed under contacts at https://www.aff.gov.

(iii) Transponders

Transponder systems shall meet the requirements of 14 CFR 91.215(a). Part 135 aircraft shall meet the “Mode S” requirements of 14 CFR 135.143(c). Transponder systems shall be tested and inspected every 24 calendar months as specified by 14 CFR 91.413.

(iv) Altimeter and Automatic Pressure Altitude Reporting systems

Altimeter, static pressure, and automatic pressure altitude reporting systems shall be installed and maintained in accordance with the IFR requirements of 14 CFR Part 91. These systems shall be tested and inspected every 24 calendar months as specified by 14 CFR 91.411.

(v) Traffic Advisory Systems (TAS)

Traffic advisory systems shall be TSO approved, use active interrogation, graphically display traffic relative to the aircraft’s horizontal position, and provide alert audio to the PIC’s audio control system. The display shall be within view of the PIC and SIC/Observer. The system must provide coverage in all directions, above and below the aircraft, with a maximum range of at least ten (10) nautical miles. The display must allow range selection of two (2) miles or less.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(vi) Automatic Dependent Surveillance – Broadcast (ADS-B)

(A) ADS-B OUT systems must be approved to TSO-C154c or TSO-C166b. Aircraft operating outside of the United States must be equipped with systems approved to TSO-C166b.

(B) ADS-B IN systems must be TSO approved, receive both UAT and 1090ES, and display TIS-B traffic and FIS-B weather.

(5) General Systems

(i) Autopilots

Autopilots shall be capable of operating the aircraft controls to maintain flight and maneuver it about the three (3) axes.

(ii) RADAR Altimeters

RADAR altimeters shall be approved, operate from zero (0) to a minimum of 2000 feet AGL and provide the operator an adjustable cursor which enables an altitude low (decision height) annunciation. The altitude low annunciation shall be clearly identified, and in the PIC’s primary field of view.

(iii) Multi-function Displays (MFD)

MFDs shall be installed within view of the PIC and display GPS navigation information on a color moving map. TAS and weather datalink information shall be displayed on the MFD when these systems are required.

(iv) Cockpit Voice Recorder (CVR)

Cockpit voice recorders shall meet all applicable regulations for standard and transport category aircraft.

(v) Auxiliary Power Source (3 Pin)

An MS3112E12-3S type connector shall be installed and mounted in a location convenient to the SIC/Observer and protected by a ten (10) Amp circuit breaker. Pin A shall be +28 VDC in 28 Volt aircraft. Pin B shall be airframe ground. Pin C shall be +14 VDC in 14 Volt aircraft. Pins A and C shall never be simultaneously wired to the connector. Refer to FS/OAS A-16.

(vi) Supplemental Antennas

Supplemental antennas shall be aeronautical broadband antennas and operate in the correct frequency band for the specified use. An approved coax, with sufficient length to connect to a unit installed between the PIC and SIC/Observer plus four (4) feet (minimum), shall be installed and terminated with a male BNC. The following antennas or equivalents shall be used.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(A) Low Band (32-50 MHz): Dayton-Granger 720061

(B) VHF-FM (138-174 MHz): Comant CI-177-1

(C) UHF 400-500 (406-512 MHz): Comant CI-275

(D) UHF 700-800 (721-898 MHz): Comant CI-285

(vii) Supplemental Radio Kit Provisions

Space and mounting provisions between the PIC and SIC/Observer shall be provided for the installation of a radio kit. The location shall allow for connection to the aircraft systems without interfering with flight controls or occupants. JJ-033 and JJ-034 audio jacks shall be installed next to the PIC and SIC/Observer and interfaced to the PICs audio control system with PTT capability. The jack pair shall not be separated by more than four (4) inches. An auxiliary power source shall be installed (paragraph (b)(5)(v)). A supplemental VHF-FM antenna shall be installed (paragraph (b)(5)(vi)).

(viii) Supplemental Air Attack Kit Provisions

Provisions for a supplemental radio kit (paragraph (b)(5)(vii)) shall be provided, and a second supplemental VHF-FM antenna shall be installed.

(ix) Supplemental Radio Kits

Supplemental radio kits provided with the aircraft shall be securely installed between the PIC and SIC/Observer, meet FAA flammability requirements, and be interfaced to the aircraft via the provisions of paragraph (b)(5)(vii). The radio kit shall provide the capability for the aircraft to meet the equipment requirements of a Resource Reconnaissance Aircraft. See paragraph (a)(3).

(x) Supplemental Air Attack Kits

Supplemental air attack kits provided with the aircraft shall be securely installed between the PIC and SIC/Observer, meet FAA flammability requirements, and be interfaced to the aircraft via the provisions of paragraph (b)(5)(viii). The air attack kit shall provide the capability for the aircraft to meet the equipment requirements of a Type II Air Tactical Aircraft. See paragraph (a)(5)(ii).

(xi) VHF-FM Programming Ports

DB-9 type D-subminiature connectors shall be installed in a location convenient to the SIC/Observer. These shall be wired for RS232 serial communication between all required VHF-FM radios and a laptop computer. Individual connectors or an FM select switch may be used. Pin 2 shall be data transmitted from the FM. Pin 3 shall be data received by the FM. Pin 5 shall be signal ground. Compatible radio front panel connectors may be used to meet this requirement if serial adapter cables are provided with the aircraft. For example TDFM 136A radios s/n FDA1200 and higher.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(xii) GPS Data Connectors

DB-9 type D-subminiature connectors shall be installed in a location convenient to the SIC/Observer. These shall be wired to receive RS232 serial data from the GPS to a laptop computer. Pin 2 shall be data transmitted from the GPS. Pin 5 shall be signal ground.

(xiii) External Portable Aviation GPS Antennas

Antennas shall be TSO approved and compatible with the portable aviation GPS of the requesting unit.

(xiv) Dual USB Charging Ports

USB charging ports must be TSO approved, capable of providing at least two (2) amps of power to each port simultaneously with an output voltage of five (5) VDC and installed in a location convenient to the specified users.

(c) AVIONICS INSTALLATION AND MAINTENANCE STANDARDS

All avionics used to meet this Agreement shall comply with the manufacturer’s specifications and installation instructions, federal regulations, and the following requirements.

(1) Strict adherence to the guidelines in FAA AC 43.13-1B Chapter 11 “Aircraft Electrical Systems” and Chapter 12 “Aircraft Avionics Systems” as well as FAA AC 43.13-2B Chapter 1 “Structural Data”, Chapter 2 “Communication, Navigation and Emergency Locator Transmitter System Installations” and Chapter 3 “Antenna Installation” is required.

(2) All antennas shall be FAA approved, have a Voltage Standing Wave Ratio (VSWR) less than 3.0 to 1 and be properly matched and polarized to their associated avionics system.

(3) Labeling and marking of all avionics controls and equipment shall be understandable, legible, and permanent. Electronic label marking is acceptable.

(4) Avionics installations shall not interfere with passenger safety, space or comfort. Avionics equipment shall not be mounted under seats designed for energy attenuation. In all instances, the designated areas for collapse shall be protected.

(5) All avionics equipment shall be included on the aircraft’s equipment list by model, nomenclature, and location.

(6) Avionics systems shall meet the performance specifications of FS/OAS A-24 Avionics Operational Test Standards. For a copy of all FS/OAS documents visit http://www.nifc.gov/NIICD/documents.html

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-9	RESERVED

C-10	OPERATIONS

(a)	General

(1) The Contractor shall operate in accordance with all applicable portions of 14 CFR 39, 43, 61, 65, 91, 135 (including those portions applicable to civil aircraft) and each certification required under this contract unless otherwise authorized by the CO.

(2) A Government Representative, Aviation Manager or Flight Manager may inspect the Pilot’s Interagency Airplane Pilot Qualification Card for currency before any flight. The Flight Manager has mission control and can delay, terminate, or cancel a flight at any time.

(b)	Pilot Authority and Responsibilities

(1) The Pilot-In-Command (PIC) is responsible for the safety of the aircraft, loading and unloading of occupants and cargo. The Pilot shall comply with the directions of the Government, except when in the Pilot’s judgment compliance will be a violation of applicable federal or state regulations or contract provisions. The Pilot has final authority to determine whether the flight can be accomplished safely and shall refuse any flight or landing which is considered hazardous or unsafe.

(2) The Pilot is responsible for computing and completing the weight and balance document for all flights and for assuring that the gross weight and center of gravity do not exceed the aircraft’s limitations. A Government Representative, Aviation Manager or Flight Manager may inspect the weight and balance upon request.

(3) The pilot is responsible for calculating aircraft performance in accordance with the Aircraft Flight Manual (AFM) or Pilots Operating Handbook (POH).

(4) A takeoff performance briefing with the appropriate flight manager shall be conducted daily and will contain the following elements based on the forecasted worst case environmental conditions:

(i) Takeoff and landing distance required vs. runway available.

(ii) Climb performance to include single engine if operating a multi-engine aircraft.

(iii) A subsequent takeoff performance briefing will be conducted if during the day a takeoff is performed from an airport with a higher density altitude than originally planned.

(iv) Under no circumstances will a takeoff be attempted if existing environment conditions at takeoff cannot be accurately addressed in the Aircraft Flight Manual (AFM) or Pilots Operating Handbook (POH).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(5) No equipment such as radios, survival gear, fire tools, etc., shall be located in or on the aircraft in such a manner as to potentially cause damage, injury, or obstruct the operation of equipment or personnel.

(6) Pilots will use an approved 14 CFR 135 cockpit checklist for all flight operations.

(7) Single Engine reciprocating (piston) aircraft shall not operate in known instrument meteorological conditions (IMC).

(8) Cell Phone Use. Cell phone use is prohibited within 50 feet of the aircraft during fueling operations.

(9) Smoking is prohibited within 50-feet of fuel servicing vehicle, fueling equipment, or aircraft.

(10) Aircraft Engine(s):

(i) Prior to passenger or cargo loading/unloading, all engines shall be shut down, and all propellers shall have ceased rotation.

(ii) Aircraft shall not be refueled while engines are running, propellers turning, or with passengers on board.

(iii) The Pilot shall not leave the cockpit of an aircraft unattended while the engine(s) are running.

(11) Night Flying/Operations. Only multi-engine aircraft or single engine turbine aircraft are approved for transporting passengers and/or cargo at night. Pilots flying night missions shall not land at an airport unless it meets Federal Aviation Administration (FAA) airport lighting standards.

(i) Notwithstanding the FAA definition of night in 14 CFR Part 1, Sec 1.1; for ordered flight missions that are performed under the contract, night shall mean: 30 minutes after official sunset to 30 minutes before official sunrise, based on local time of appropriate sunrise/sunset tables nearest to the planned destination.

(ii) Compliance with 14 CFR (FAR Part 61 and Part 91) shall be met before single engine turbine aircraft flights at night are authorized.

(12) Passenger Briefing. Before each flight, the PIC shall ensure that all passengers have been briefed in accordance with the briefing items contained in 14 CFR 135 including (as applicable):

(i) Use of seat belts and/or shoulder harness

(ii) Ingress/Egress procedures

(iii) Emergency Locator Transmitter (ELT)

(iv) Oxygen system

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(v) No smoking within 50-feet of the aircraft

(vi) First Aid Kit

(vii) Survival Kit

(viii) Personal Protective Equipment

(ix) Location and use of Fire Extinguisher

(x) Takeoff and climb performance

(xi) Emergency fuel and electrical Cut-Off Procedures

(xii) Any MEL items not addressed with time remaining before correction

(xiii) Pilot Duty Limitations

(xiv) Hours until next scheduled maintenance

Note: Pilots shall refer to Five Steps to a Safe Flight card (FS 5700-16/AMD-103)

(13) Flight Plans. Pilots shall file, open, and operate on a FAA, ICAO, or a USDA-FS approved flight plan for all flights. Contractor flight plans are not acceptable. Flight plans shall be filed prior to takeoff when possible.

(14) Flight Following. Pilots are responsible for flight following with the FAA, International Civil Aviation Organization (ICAO), or in accordance with USDA-FS approved flight following procedures including Automated Flight Following (AFF).

(15) Manifesting, Prior to any takeoff, the PIC shall provide the appropriate USDA-FS dispatch office/coordination center with current passenger and cargo information.

(16) Transportation of Hazardous Material (HazMat)

(i) Aircraft may be required to carry hazardous materials in accordance with 49 CFR. Such transportation shall be in accordance with DOT Special Permit and the Interagency Aviation Transport of Hazardous Materials Handbook/Guide (NFES 1068).

(ii) A copy of the current permit and handbook/guide and emergency response guide shall be aboard each aircraft operating under the provisions of this special permit.

(iii) It is the Contractor’s responsibility to ensure that employees who may perform a function subject to this special permit receive training on the requirements and conditions of this handbook/guide (Interagency Aviation Training (IAT) Module A-110). Documentation of this training shall be retained by the company in the employee’s records and made available to the Government as required.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(iv) The pilot shall ensure personnel are briefed of specific actions required in the event of an emergency. The Pilot shall be given initial written notification of the type, quantity, and the location of hazardous materials placed aboard the aircraft before the start of any project. Thereafter, verbal notification before each flight is acceptable. For operations where the type and quantity of the materials do not change, repeated notification is not required.

(v) It is the responsibility of the Contractor to ensure that Contractor employees have received training in the handling of hazardous materials in accordance with 49 CFR 172.

C-11	PERSONNEL

Pilot Experience Requirements: The PIC shall hold a currently valid FAA commercial or higher Pilot certificate with current instrument rating. In addition, the Pilot shall also have logged flight time as PIC in fixed-wing aircraft of at least the following minimum amounts:

For a pilot who has not been previously inspected and approved for the missions required by this contract, by the DOI-OAS or USDA, Forest Service, the Contractor’s Director of Operations/Chief Pilot shall provide a signed statement that they have verified the pilot’s flight time qualifications and experience. The Contractor shall use Airplane Pilot Qualifications Record (Exhibit 3) to document this verification. The completion of this form will be required prior to pilot inspection.

(a) Flight Hours Experience

All Airplanes	Flying hours
Total time	1500
Pilot-in-Command total	1200
Pilot-in-Command, as follows:
Category and class to be flown	200
Fixed wing- preceding 12-months	100
Cross Country	500
Operations in low level mountainous terrain*	200
Night	100
Instrument - in flight	50
Instrument - actual/simulated	75
Make & Model to be flown	25
Make & Model - preceding 12 months	10

*

Low level operations in mountainous terrain is flight at 2500 feet AGL and below in terrain identified as mountainous in 14 CFR 95.11 and depicted in the Aeronautical Information Manual (AIM) Figure 5-6-2.

(b) Each PIC shall pass a DOI-OAS or USDA Forest Service evaluation flight of missions required by this contract. Evaluation flights shall not exceed two (2) hours and will be given by an Agency Pilot Inspector with recurrent evaluation flights not to exceed a five (5) year interval.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Inspector Pilot or Branch Chief, Pilot Standardization may require additional evaluation flights in coordination with the CO. Evaluation flight costs shall be borne by the contractor.

(c) Evaluation flights for operations in mountainous terrain shall be performed in typical terrain.

(d) The PIC shall be capable of performing basic programming functions and operations of Contractor installed aircraft avionics. This includes the ability to enter and utilize newly assigned frequencies and tones by selected channel both on the ground and in-flight positions. The PIC shall be able to instruct the Agency observer in how to perform basic programming and operation of VHF-AM and VHF-FM radios, and GPS.

(e) All Pilots shall possess a current Class I or Class II FAA medical certificate.

(f) All Pilots shall possess and carry a current Interagency Airplane Pilot Qualification Card or Point-to-Point Only Pilot Qualification Card, in accordance with the Schedule of Items.

(g) All Pilots shall speak English fluently and have the FAA “English Proficient” endorsement.

(h) Two (2) pilots may be required on aircraft engaged in IFR missions. Pilots in addition to the PIC shall also be DOI-OAS or USDA Forest Service carded for the mission.

C-12	CONDUCT AND REPLACEMENT OF PERSONNEL

All services provided under this contract shall be performed in a safe and efficient manner. Contractors shall use all reasonable means to support safety awareness and adherence to established FAA standards and procedures as well as adherence to the USFS Aviation Management 5700 Manual by all personnel engaged in aviation operations. The USFS Aviation Management 5700 Manual can be obtained at the following internet address under publications http://www.fs.fed.us/fire/aviation/av library/index.html. Contract personnel shall conduct themselves in a professional and cooperative manner in fulfilling this Contract. It is extremely important that inappropriate behavior be recognized and dealt with promptly.

(a) Inappropriate behavior is all forms of harassment including sexual and racial harassment. Harassment in any form will not be tolerated. Non-prescription unlawful drugs and alcohol are not permitted at the incident or work site. Possession or use of these substances will result in the contractor being released from the incident or work site. During off-incident periods, personnel are responsible for proper conduct and maintenance of fitness for duty. Drug or alcohol abuse resulting in unfitness for duty will normally result in the contractor being released from the incident.

(b) Performance of these contract services may involve work and/or residence on Federal property (e.g., National Forests and National Parks, etc.). Contractor’s employees are expected to follow the rules of conduct established which apply to all Government and non-Government personnel working or residing on Government facilities.

(c) The Contracting Officer may, in writing, require the Contractor to remove from the work site any employee the Contracting Officer or Contracting Officer Representative deems incompetent, unsafe, careless or otherwise objectionable or for theft, possession and/or removal of materials, supplies, equipment or any Government-owned or leased property.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-13	SUSPENSION AND REVOCATION OF PERSONNEL

(a) The CO or Agency Inspector Pilot may suspend a Contractor pilot who fails to follow safe operating practices, does ineffective work, or exhibits conduct detrimental to the purpose for which contracted, or is under suspension or revocation by another government agency.

(b) Upon involvement in an Aircraft Accident or NTSB Reportable Incident (see 49 CFR Part 830), a Pilot operating under this contract shall be suspended from performing Pilot duties under this contract and any other activity authorized under the Interagency Pilot Qualification Card(s) issued to the Pilot pending the investigation outcome.

(c) Upon involvement in an Incident with Potential as defined under mishaps, a Pilot operating under this contract may be suspended from performing Pilot duties under this contract and any other activity authorized under the Interagency Pilot Qualification Card(s) issued to the Pilot pending the incident investigation outcome.

(d) When a Pilot is suspended, and when requested, the Interagency Pilot Qualification Card(s) shall be surrendered to the CO or Agency Inspector Pilot. Suspension will continue until:

(1) The investigation findings and decision indicate no further suspension is required and the Interagency Pilot Qualification Card(s) is returned to the Pilot.

OR

(2) Revocation action to cancel the interagency pilot authorization(s) is taken by the issuing agency in accordance with agency procedures.

C-14	SUBSTITUTION/REPLACEMENT OR ADDITION OF AIRCRAFT

If an aircraft is due scheduled maintenance or requires maintenance to correct any deficiencies to the aircraft, the contractor may substitute or replace the aircraft with an approved (carded) aircraft equal to or greater than the awarded performance at no cost to the government to include positioning of replacement aircraft. Flight time, availability or standby shall not be paid to facilitate replacements or substitutions. The contractor is required to give three (3) day notice for substitution of aircraft for required maintenance, other substitutions or replacement request will be on a case-by-case basis. All requests for substitutions or replacements shall be coordinated with an Aviation Maintenance Inspector and the Contracting Officer. Final approval must be obtained and documented from the CO on all substitutions and replacements. Once approval is obtained the contractor shall notify the ordering dispatch office of the substitution or replacement.

C-15	RELIEF PILOT

The Contractor shall furnish a current and qualified relief pilot to meet the days off requirements in accordance with the ‘Flight Hour and Duty Limitations’ clause.

To mitigate 6/36 flight hour and duty limitations the CO/COR/ATGS may order an additional pilot. When additional pilots are ordered the contractor will be reimbursed for approved transportation costs and RON per the FTRs and the rate specified in B-2 “Optional Pilot” “Fixed Daily Rate” will be added as “other charges” on the ABS invoice.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-16	FLIGHT HOUR AND DUTY LIMITATIONS

All flight time, regardless of how or where performed, except personal pleasure flying, will be reported by each flight crewmember and used to administer flight hour and duty time limitations. Commercial flight time to and from the Assigned Work Location as a flight crewmember (commuting) will be reported and counted toward limitations if it is flown on a duty day. Flight time includes, but is not limited to: military flight time; charter; flight instruction; 14 CFR 61.56 flight review; flight examinations by FAA designees; any flight time for which a flight crewmember is compensated; or any other flight time of a commercial nature whether compensated or not.

(a) Duty shall include flight time, ground duty of any kind, and standby or alert status at any location. This restriction does not include “on-call” status outside of any required rest or off-duty periods.

(b) Flight time shall not exceed a total of eight (8) hours per day.

(c) Assigned duty of any kind shall not exceed 14 hours in any 24-hour period. Within any 24-hour period, Pilots shall have a minimum of ten (10) consecutive hours off duty immediately prior to the beginning of any duty-day.

(d) Flight crewmembers accumulating 36 hours of flight time in any six (6) consecutive days or less are required to have the following day off. Maximum cumulative flight hours shall not exceed 42 hours in any six (6) consecutive days.

(e) Within any 24-hour period, flight crewmembers shall have a minimum of ten (10) consecutive uninterrupted hours off duty immediately prior to the beginning of any duty day.

(f) During any 14 consecutive day period, flight crewmembers shall be off-duty for two (2), 24-hour periods from the time of last duty. The 24 hour off-duty periods need not be consecutive.

(g) Local travel up to a maximum of 30 minutes each way between the work site and place of lodging will not be considered duty time. When one-way travel exceeds 30 minutes, the total travel time shall be considered as part of the duty day.

(h) During times of prolonged heavy fire activity, the Government may issue a notice reducing the Pilot duty day/flight time and/or increasing off-duty days on a geographical or agency-wide basis.

(i) Two-Pilot crews flying point-to-point (airport to airport, etc.) shall be limited to ten (10) flight hours flight time in any duty day. (An aircraft that departs “Airport A,” flies reconnaissance on a fire, and then flies to “Airport B,” is not point-to-point).

(j) Pilots may be relieved from duty for fatigue or other causes created by unusually strenuous or severe duty before reaching duty limitations.

(k) When Pilot acts as a mechanic, mechanic duties in excess of two (2) hours will apply as flight hours on a one-to-one basis toward flight hour limitations.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(l) Relief, additional, or substitute Pilots reporting for duty under this contract shall furnish a record of all duty and all flight hours during the previous 14 days.

Mechanic Duty Limitations. The contractor shall be responsible to ensure maintenance personnel and providers meet the following duty limitations and make records of duty times for any maintenance personnel performing inspections or maintenance available to the government upon request

(1) Within any 24-hour period, maintenance personnel shall have a minimum of eight (8) consecutive hours off duty immediately prior to the beginning of any duty day. Local travel up to a maximum of 30 minutes each way between the work site and place of lodging shall not be considered duty time. When one way travel exceeds 30 minutes, the total travel time shall be considered as part of the duty day.

(2) Mechanics shall have two (2), 24-hour time periods off duty during any 14-day period.

(3) Duty includes standby, work, or alert status at any location.

(4) Mechanics may be removed from duty for fatigue or other causes created by unusually strenuous or severe duty before reaching duty limitations.

(5) The mechanic shall be responsible to keep the Government apprised of their ground duty limitation status.

C-17	ACCIDENT PREVENTION AND SAFETY

(a) The Contractor shall furnish the COR with a copy of all reports required to be submitted to the FAA in accordance with 14 CFR that relate to pilot and maintenance personnel performance, aircraft airworthiness or operations. The Contractor will submit an FAA Form 8010-4, Malfunction or Defect Report, or file electronically in the FAA’s Service Difficulty Reporting (SDR) system any maintenance deficiency identified in 14 CFR Part 21.3(c), 135.415, 135.417 or as requested by the government for what it considers a significant discrepancy.

(b) Following the occurrence of a mishap, the CO or designated representative will evaluate whether noncompliance or violation of provisions of the contract have occurred.

(c) The Contractor shall develop, maintain and utilize a Safety Management System (SMS) necessary to assure safety of ground and flight operations. The development and maintenance of these programs are a material part of the performance of the contract. When the CO, in conjunction with the agency Aviation Safety Manager determines the safety programs do not adequately promote the safety of operations, the Government may terminate the contract for cause as provided in the “Contract Terms and Conditions” when factors indicate a lack of compliance. Examples of such termination causal factors are (1) personnel activities, (2) maintenance, (3) safety and risk management, and (4) compliance with regulations.

(d) The Contractor shall fully cooperate with the CO in the fulfillment of this paragraph. The CO may suspend performance of this contract work, during the evaluation period used to determine cause as stated above. Upon request of the government, the contractor will provide copies of pertinent records and data (CVR, FDR, OLMS, etc.).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(e) The Aviation Safety Communique (SAFECOM) database fulfills the Aviation Mishap Information System (AMIS) requirements for aviation mishap reporting for the US Forest Service and the Department of Interior agencies. Categories of reports include incidents, hazards, maintenance, and airspace. The system uses the SAFECOM form to report any condition, observation, act, maintenance problem, or circumstance with personnel or the aircraft that has the potential to cause an aviation-related mishap. Contractors are to use this system to report while on contract to the USFS.

(f) The SAFECOM system is not intended for initiating punitive or disciplinary actions and is not to be used for claims or contract evaluation /determination purposes. The goal of the SAFECOM system is to create a reporting culture that encourages open and honest reporting that improves the safety of aviation operations. SAFECOMs should be utilized in tailgate safety sessions, after action reviews, and briefings only after they have been properly managed through the system.

Submitting a SAFECOM is not a substitute for “on-the-spot” correction(s) to a safety concern. It is imperative that safety issues be addressed at the local level as well as being documented in a SAFECOM. SAFECOM managers at all levels may have additional corrective actions and input.

(g) SAFECOM managers at all levels are responsible for protecting personal data and sanitizing SAFECOMs prior to any distribution and/or posting to the public. The SAFECOM system contains Personal Identifiable Information (PII) which is subject to the Privacy Act of 1974, 5 U.S.C. § 552a that must be protected and safeguarded. In the event of an accident, NTSB law 49 CFR 831.11 and 831.13 which respectively, specify certain criteria for participation in NTSB investigations and limitations on the dissemination of investigation information applies.

(h) In order for SAFECOM’s to be effective as an accident prevention tool, they must be reported as soon as possible to the agency with operational control of the aircraft at the time of the event. SAFECOMs can be submitted online at www.safecom.gov or via phone at 888-464-7427. Hard copies of the OAS-34/FS-5700-14 form can be faxed to OAS at 208-433-5007; USFS at 208-387-5735 or submitted through the Unit/Forest Aviation Officer.

(i) Contractors Stand-Down or Deactivation

(1) The Contractor shall immediately notify the Contracting Officer by telephone, followed up with a written notification (email or letter) to the Contracting Officer, when the Contractor implements a stand-down or when the Contractor de-activates any or all of the aircraft/fleet that is operating in compliance with this contract. The Contractor’s verbal and written notifications shall include all of the tail number(s) for all the effected aircraft, the rationale for the stand-down/deactivation, and the estimated duration of the stand-down or the deactivation.

(2) The Contractor shall also notify the Contracting Officer by telephone, followed up with a written notification (email or letter) to the Contracting Officer of the planned reactivation date for each of the effected aircraft. The Contractor’s verbal and written notifications shall include the tail number(s) of all of the reactivated aircraft, the rationale/corrective action plan (if applicable), and the date(s) of the reactivation(s).

Note: Once a Contracting Officer has been officially notified of a Contractor implemented stand-down and/or deactivation, the Contracting Officer shall notify the appropriate Government officials accordingly.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-18	MISHAPS

(a) Reporting

(1) While operating under this contract the contractor must immediately, and by the most expeditious means available, notify the NTSB AND the appropriate agency Aviation Safety Manager (ASM) when an “Aircraft Accident” or NTSB reportable “Incident” occurs.

(2) The toll free 24-hour Interagency Aircraft Accident Reporting Hot Line number is: 1-888-4MISHAP (1-888-464-7427)

(b) Forms Submission

Following an “Aircraft Accident” or when requested by the NTSB following notification of a reportable “Incident,” the Contractor must provide the agency Air Safety Investigator with information necessary to complete a NTSB Form 6120.1/2 “Pilot/Operator Aircraft Accident Report”.

(c) Wreckage Preservation

(1) The Contractor shall not permit removal or alteration of the aircraft, aircraft equipment, including fuel servicing vehicles (fuel samples), support trailers/vehicles and equipment or records following an “Aircraft Mishap” which results in any damage to the aircraft or injury to personnel until authorized to do so by the CO. Exceptions are when threat-to-life or property exists; the aircraft is blocking an airport runway, etc. The CO shall be immediately notified when such actions take place. Upon request of the government, the contractor will provide copies of pertinent records and data (CVR, FDR, OLMS, etc.) following a mishap.

(2) The NTSB’s release of the wreckage does not constitute a release by the CO, who shall maintain control of the wreckage and related equipment until all investigations are complete.

(d) Investigation

The Contractor shall maintain an accurate record of all aircraft accidents, incidents, aviation hazards and injuries to Contractor or Government personnel arising in the course of performance under this Contract. Further, the Contractor fully agrees to cooperate with the USFS during an investigation and make available personnel, personnel records, aircraft records, and any equipment, damaged or undamaged, deemed necessary by the USFS. Following a mishap, the Contractor shall ensure that personnel (Pilot, mechanics, etc.) associated with the aircraft will remain in the vicinity of the mishap until released by the CO.

(e) Related Costs

The NTSB or USFS shall determine their individual agency investigation cost responsibility. The Contractor will be fully responsible for any cost associated with the reassembly, approval for return-to-Contract availability, and return transportation of any items disassembled by the USFS.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(f) Search, Rescue, and Salvage

The cost of search, rescue and salvage operations made necessary due to causes other than negligent acts of a Government employee shall be the responsibility of the Contractor.

C-19	PERSONAL PROTECTIVE EQUIPMENT (PPE)

The minimum PPE for mission flights above 500 feet AGL shall consist of:

•	Leather or Nomex® shoes or boots

•	Full length cotton or Nomex® pants or flight suit. The pants or flight suit shall overlap shoes or boots when seated.

•	Cotton or Nomex® shirt. Long Sleeves are recommended.

The Contractor’s personnel may be required to wear additional or supplemental personal protective equipment when such equipment is mandated and provided by the local user unit’s policy.

C-20	INSPECTION AND ACCEPTANCE

In accordance with Federal Acquisition Regulation Clause 52.212-4 (a), the following is added:

(a) Pre-Use Inspection of Equipment and Personnel

(1) After award and any renewal, an inspection of the Contractor’s equipment and personnel shall be made. Inspections will be performed during normal Government working hours at the designated home base location listed in Section B-1.

(2) The aircraft and Pilot(s) will be made available for inspection as scheduled by the government.

(3) At the scheduled inspection, the Contractor shall provide a complete listing of all FAA ADs and Manufacturer’s Mandatory Service Bulletins (MSBs) applicable to the make, model, and series of aircraft being offered. Documentation of compliance to each AD and MSB will include date and method of compliance, date of recurring compliance, and an authorized signature and certificate number will be recorded. The list shall be similar to that shown in AC 43-9, as amended.

(4) All components or items installed in the offered aircraft that are subject to specified time basis or schedule (time/calendar life) for inspection, overhaul, or replacement shall be listed and made available to the Government at time of inspection. The list shall include component name, serial number, service life or inspection/overhaul time, total time since major inspection, overhaul, or replacement and hours/cycles calendar time remaining before required inspection, overhaul, or replacement. The list shall be similar to that shown in AC 43-9, as amended.

The Contractor may be required to furnish a copy of the procedures manual and revisions as required by 14 CFR 135 (as applicable).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(5) The items described below shall be made available at the pre-use or renewal inspection:

(i) Certificates/Contract

(A) Copy of 14 CFR 135 Operations Specifications (as applicable).

(B) Complete copy of the contract, including modifications with each aircraft.

(ii) Pilot(s)

(A) Completed Airplane Pilot Qualifications and Approval Record Form (FS-5700-20) and Pilot log books.

(B) FAA Pilot certificates.

(C) Current FAA Pilot medical certificate.

(D) Pilot 14 CFR 135 Airman Competency/Proficiency Check (FAA Form 8410-3). Category aircraft requiring two pilots, competency proficiency checks per 14 CFR 61.

(E) The Contractor shall ensure that each Pilot reviews the contract and receives a briefing from a Forest Service/OAS Pilot Inspector and signs the USDA Forest Service Aviation Operations Briefing: Fire Pre-Season Operations Guide for Fixed-Wing Pilots and Aircraft.

(F) Current signed briefings shall be in receipt of the CO prior to operating under the contract and annually thereafter. Signed briefings will be maintained with the pilot approval records.

(iii) Equipment

(A) Appropriate equipment installed, or available to be installed, on the aircraft for the flight evaluation.

(B) Aircraft maintenance records.

(C) A&P Mechanic available.

(D) Additional Equipment as offered.

C-21	PRE-USE INSPECTION EXPENSES

(a) All operating expenses incidental to the inspection shall be borne by the Contractor.

(b) Pilot evaluation flights may require up to two (2) hours of flight time for each Pilot as deemed necessary by the Agency Inspector Pilot. All evaluation flights shall be performed in a carded aircraft of like make and model furnished for the contract.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(c) Documented discrepancies on the initial inspection shall be corrected within thirty (30) days of inspection unless coordinated with the appropriate Regional Maintenance Inspector. Failure to correct discrepancies within thirty (30) days will result in a complete aircraft re-inspection. The subsequent re-inspection costs shall be borne by the contractor. Re-inspection will take place at a location determined by the Contracting Officer.

C-22	RE-INSPECTION EXPENSES

When re-inspection is necessary because Contractor equipment and/or personnel did not satisfy the initial inspection, or when inspecting substitute personnel and/or equipment subsequent to the initial pre-use inspection, the Contractor may be charged the actual costs incurred by the government in performing the re-inspection. Re-inspections will be performed at a time and location mutually agreed to by the Contractor and CO.

C-23	INSPECTIONS DURING USE

(a) At any time during the contract period, the CO may require inspections/tests as deemed necessary to determine that the Contractor’s equipment and/or personnel currently meet specifications. Government costs incurred during these inspections will not be charged to the Contractor.

(b) Should the inspections/tests reveal deficiencies that require corrective action and subsequent re-inspection, the actual costs incurred by the Government may be charged to the Contractor.

(c) When the aircraft becomes unavailable due to mechanical breakdown, the Government reserves the right to inspect the aircraft after the Contractor’s mechanic has approved the aircraft for return to service. For items covered under 14 CFR 135.415, the Contractor shall furnish the CO with a completed copy of FAA Form 8010-4, Malfunction or Defect Report.

C-24	RESERVED

C-25	MANDATORY AVAILABILITY PERIOD (MAP) INCLUDING EXTENDED AND OPTIONAL USE

(a) MAP will begin on the date stipulated in the Schedule of Items unless:

(1) The Government fails to award the contract at least ten (10) days prior to the established start date

OR

(2) By mutual consent, a new starting date is established. When a new starting date is established, the number of net days in the availability period will remain the same.

(b) During the MAP and any extensions thereof, availability is required 14 hours each day beginning at start of morning civil twilight unless otherwise specified by the Contracting Officer. Contracts requiring night capability require 24 hours per day availability.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(c) Pre/Post MAP. When a break in service occurs, outside of the MAP or extended use, the aircraft may be hired under the optional use period clause. (Payment will be in accordance with C-32, Payment for Service in the Optional Use Period.) Availability begins when the aircraft departs from point of hire.

C-26	DAILY AVAILABILITY REQUIREMENTS

(a) Equipment. The aircraft and related equipment will be available 14 hours per day and will not be removed from the host base or assigned work location without the approval of the Contracting Officer.

(1) Aircraft on an FAA Approved Aircraft Maintenance Programs (for example, 100 hour Inspections, phase or progressive type inspection), and after having flown 100 or more hours following the start of the Mandatory Availability Period, the Contractor may perform scheduled inspection or maintenance without loss of availability per the requirements in (i) thru (iii) below. From that time, after every subsequent 100 hours of flight (±10%), scheduled inspections or maintenance may be performed without loss of availability per the requirements in (i) thru (iii) below.

(2) When the inspection is due and the aircraft and flight crew have been released for the day, the contractor will be allowed to perform this scheduled inspection and/or maintenance, up to the end of the following calendar day, without assessment of unavailability.

(3) When the aircraft is available for service, it is the Contractor’s responsibility to ensure that the flight crew is also available. If the flight crew is not available when the aircraft is returned to service, unavailability will be assessed from that time until such time that they do become available. If the entire calendar day is not used to perform maintenance, no credit of that unused time shall be granted.

(4) During the MAP, the contractor may, with the approval of the CO, elect to use two (2) additional non-paid calendar days for the accomplishment of scheduled maintenance.

(5) These two (2) days need not be consecutive; however they will each be full calendar days. Contractor shall request approval from the CO at least 48 hours prior to the initiation of the additional scheduled maintenance days. Contractor will not be assessed unavailability for performance purposes and will not be paid availability.

(6) Inclement weather conditions: The Pilot in Command (PIC) is the final authority for the safety and security of the aircraft. When inclement weather may be a concern, both Pilot and ATGS/COR must develop a contingency plan to identify potential relocation destination (s) that will afford the best protection for the aircraft Once agreed upon by both manager and pilot, the request to re-position or release the aircraft must be approved by aviation management staff (example: ATGS, FAO, AOBD, UAO, UAM).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(b) Personnel. Personnel will be in one of the following categories of availability

(1) Standby: Personnel will be on standby status each day. The beginning of the Standby period will be set by the CO and may be adjusted from day-to-day. Once Standby begins, the standby period will continue for nine (9) consecutive hours regardless of the payment status of the aircraft. During the Standby period, with the exception of the first 30 minute period to accommodate preflight, the personnel/aircraft shall be able to respond to a dispatch within 15 minutes unless an alternate response time is established by the CO.

(2) Extended Standby (that period over nine (9) hours per day per authorized crew member) is not intended to compensate the contractor on a one-to one basis for all hours necessary to service and maintain the aircraft, nor is it paid while crew is traveling to and from place of lodging. Extended standby must be specifically ORDERED and documented on the Flight Use Invoice by the Government and only in unusual circumstances will the Government compensate the Contractor for extended standby when the aircraft is not also available for immediate dispatch. Extended Standby is not applicable to double-flight crews. Extended Standby applies only to the awarded number of compensable personnel provided with each aircraft.

(3) Authorized Break. During the standby period, requirements may be modified by the CO to allow Contractor’s personnel time off away from the assigned work location or to conduct routine maintenance. No deduction of availability will be made for such authorized breaks except when Contractor personnel fail to return to Standby upon request. The Contractor will provide the CO with information on how to contact Contractor personnel. Personnel will be allowed one (1) hour to return to standby status after the contact attempt is made. Failure to return to work within one (1) hour will result in loss of availability.

(4) Release-from-Duty. The Contractor’s personnel may be released and be considered off duty prior to completion of their individual crew duty limitation period. Once released, the Contractor personnel are not required to return to Standby status the same day. Service shall be recorded as fully available provided the CO has approved release of the Contractor’s personnel in advance.

(5) Additional maintenance days for scheduled maintenance. During the MAP, contractor may, with the approval of the CO, elect to use two (2) additional non-paid calendar days for the accomplishment of scheduled maintenance. These two (2) days need not be consecutive; however they will each be full calendar days. Contractor shall request approval from the CO at least 48 hours prior to the initiation of the additional scheduled maintenance days. Contractor will not be assessed unavailability for performance purposes paragraph C-27 (a).

C-27	UNAVAILABILITY

(a) The Contractor will be considered to be “Unavailable” whenever equipment or personnel are unable to perform or fail to perform the requirements of this Contract. Also the aircraft will be considered unavailable when the pilot, mechanic, or fuel servicing vehicle driver cannot perform because of duty limitations unless a relief crew is provided. Unavailability however, will not be assessed when pilot(s) has reached flight and/or duty limitations while performing under this Contract when the conditions in C-16 Flight and Duty Limitations occur.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(b) The Government may exercise its right to terminate for cause if there is unavailability in excess of three (3) full, consecutive calendar days (not to include the two (2) approved scheduled maintenance days) or occurrence of unavailability during ten (10) percent of the total days in the Availability Period.

(c) Unavailability status will continue until the deficiency is corrected. It is the Contractor’s responsibility to inform the CO whenever the equipment or personnel become available. Inspection by the Government after a performance failure has occurred will be made as promptly as possible after the Contractor has given notice that the deficiency has been corrected. When Inspection reveals that the failure has been corrected, the Contractor will be considered in “Available” status from the time the Contractor gives notice to the Government that the deficiency has been corrected. The CO retains the right to require aircraft and personnel review and/or check flights at Contractor’s expense.

(d) Periods of Unavailability will be accumulated for the day and posted on the Flight Use Invoice as actual clock unavailability.

C-28	PAYMENT PROCEDURES

(a) All flight time, daily availability and other authorized charges or deductions shall be recorded on a flight use invoice in Aviation Business System (ABS). At the end of each day data shall be entered and reviewed by the Government and the Contractor’s Representative.

(b) Approved invoices will be packaged electronically for payment on a semi-monthly basis for submission through the ABS process and electronically forwarded to the contractor for review and approval. Corrections shall be returned electronically to the designated representative for resolution. Upon approval, the package will be electronically forwarded to the Albuquerque Service Center (ASC) for payment. Invoices accumulated during the first half of the month will be processed for payment about the 15th and those accumulated during the last half of the month will be processed about the 1st of the following month.

Go to http://www.fs.fed.us/business/abs “Getting Started” for instructions and more information

(c) Upon completion of the Availability Period or any extension thereof, final payment will not be made until all Government-furnished property has been returned and a Contract Release form (as applicable) has been completed. The final Flight Use Invoice payment will be accompanied by the completed Contract Release and Transfer of Property.

C-29	PAYMENT FOR FLIGHT

Flight Time Measurement

(a) Payment for flight time will be made only when flight is properly ordered by designated personnel. Payment will be made based upon the applicable rate specified in the Schedule of Items.

(b) Flight time will be measured in hours and tenths and will be made by a flight hour meter (Hobbs) that runs only when aircraft is in flight. In the event that the flight hour meter malfunctions during flight, the elapsed time method using clock time will be used.

(c) Flight (ferry) time of aircraft to an alternate location will be paid at the flight rate specified in the Schedule of Items.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-30	PAYMENT FOR AVAILABILITY

(a) Payment of availability will be made at the applicable daily rate in the Schedule of Items and will be recorded in ABS as appropriate.

(b) The Government will pay daily availability as specified in this section. The maximum amount of availability to be earned per day is the daily availability offered.

(c) Availability for the aircraft (maximum 14 hours-single crew) will be ordered, measured, and recorded each day.

C-31	PAYMENT FOR EXTENDED STANDBY

(a) Extended Standby (that period over the first, nine (9) hours of standby per day, per authorized crewmember) will be measured in hours (rounded to the next full-hour and paid at the rate specified in the Schedule of Items) for all Extended Standby ordered by the CO/COR and performed by the Contractor when the crew meets the Standby requirement in accordance with Section C-26, Daily Availability Requirements.

(b) Extended Standby is not applicable on days when mobilization or demobilization is paid.

(c) The Contractor will not be compensated for Extended Standby when the aircraft is not available for immediate dispatch, except when authorized by the CO/COR.

(d) Extended Standby is applicable to Alaska assignments.

C-32	PAYMENT FOR SERVICE IN THE OPTIONAL-USE PERIOD

(a) Daily Availability Rate plus Specified Flight Rate Method

(1) The Contractor will be paid for availability and flight in accordance with C-29, Payment for Flight and C-30, Payment for Availability.

(2) Unavailability will be deducted in accordance with C-27, Unavailability.

(3) Any additional payments will be made in accordance with C-40, Miscellaneous Costs to the Contractor.

C-33	RESERVED

C-34	REIMBURSEMENT FOR MOBILIZATION AND DEMOBILIZATION COSTS

The Contractor is responsible for all mobilization and demobilization costs to the initial host base and from the final host base location. When the initial dispatch is to an alternate base, the Government shall be entitled to the equivalent of one round trip at no cost from the Contractor’s home base to the initial host base and return from the final host base.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-35	CONTRACTOR STAND-DOWN OR DEACTIVATION

(a) The Contractor shall immediately notify the Contracting Officer by telephone, followed up with a written notification (email or letter) to the Contracting Officer, when the Contractor implements a stand-down or when the Contractor de-activates any or all of the aircraft/fleet that is operating in compliance with this contract. The Contractor’s verbal and written notifications shall include all of the tail number(s) for all the effected aircraft, the rationale for the stand-down/deactivation, and the estimated duration of the stand-down or the deactivation.

(b) The Contractor shall also notify the Contracting Officer by telephone, followed up with a written notification (email or letter) to the Contracting Officer of the planned reactivation date for each of the effected aircraft. The Contractor’s verbal and written notifications shall include the tail number(s) of all of the reactivated aircraft, the rationale/corrective action plan (if applicable), and the date(s) of the reactivation(s). Once a Contracting Officer has been officially notified of a Contractor implemented stand-down and/or deactivation, the Contracting Officer shall notify the appropriate Government officials accordingly.

(c) The contractor must also comply with all requirements of C-17 Accident Prevention and Safety and C-18 Mishaps.

C-36	PAYMENT FOR SUBSTITUTE/REPLACEMENT AIRCRAFT

When substitute or replacement aircraft are approved for use by the Contracting Officer, the following payment terms will apply:

(a) Availability – The same rate applicable to the aircraft that is being substituted or replaced.

(b) Flight – The rate applicable to the make, model, and series of the substitute or replacement aircraft.

C-37	FOOD AND DRINK

During days of high incident activity when the Government deems it necessary to provide food and drink refreshments to flight crews for sustained operations, the Government will furnish such items at Government expense.

C-38	RESERVED

C-39	PAYMENT FOR OVERNIGHT ALLOWANCE

The Contractor shall receive an overnight allowance for each Pilot for each night that the Government requests the Pilot to stay at a location other than the Home Base. The Government will pay the Contractor the actual cost of lodging up to the current standard maximum rate that is allowed (or high rate, if applicable) as established by the Federal Travel Regulations (FTR). Rates are available at: www.gsa.gov/perdiem

(a) Overnight allowance will not be paid when the aircraft is assigned to its Home Base.

(b) If partial overnight allowance is provided by the Government, the Contractor will be reimbursed at current FTR rates for the portion that is Contractor provided.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(c) The appropriate rate for meals and incidental expenses will be paid unless the Government makes three meals available to the Contractor.

(d) The Contractor’s lodging will be paid only when lodging is not furnished by the Government. If the Contractor elects to not utilize Government provided lodging, there is no reimbursement for lodging or transportation costs incurred by the Contractor. When the FTR rate changes, the change in overnight allowance to the Contractor will become effective on the effective date of the FTR change.

(e) The Flight Use Report shall clearly show the county or city where the overnight occurred. High rate claims for subsistence that do not include this information will be reduced to the standard rate.

(f) In the event that FTR rate(s) are not available, the CO/COR shall be notified and the Flight Use Report documented accordingly.

(g) Itemized receipts must support claims for reimbursement and must be kept on file by the contractor. Copies of receipts shall be provided to the government upon request.

C-40	MISCELLANEOUS COSTS TO THE CONTRACTOR

Miscellaneous, unforeseen costs incurred by the Contractor while performing under the terms of the contract may be reimbursed at actual cost when approved by the CO. Examples of such items are airport landing fees, airport use costs (tie-downs), and rental car use if Government transportation is not available. Rental car expenditure shall be authorized prior to commitment and documented on the FS-6500-122 accordingly. Supporting itemized paid receipts shall be provided to the CO or COR. Claims for reimbursement shall be documented on the FS 6500-122 (Flight Use Report) at the time incurred.

C-41	PERFORMANCE BY GOVERNMENT-FURNISHED PILOT

(a) General

(1) The following provisions shall apply to the performance of work under the contract, on an intermittent and short term basis, when the utilization of a qualified Government Pilot is authorized by the Contractor. All other provisions not expressly changed herein continue to apply.

(2) Qualified Government Pilots may operate Contractor aircraft on a case by case basis, upon written approval of the Regional Aviation Officer (RAO) and the CO. Government pilots must complete the operators CFR 14 135 training and be listed on the insurance policy of the vendor.

(3) Government Pilot operations will be in compliance with the USDA Forest Service Manual (FSM) 5700 and Title 14, Part 91 of the CFR, including those portions that apply to civil aircraft except as noted in the agency manuals.

(4) Appropriate records to establish the qualifications and experience of the Government Pilot will be furnished to the Contractor upon request.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

(5) The Contractor may conduct check rides and/or training of Government Pilots for familiarization in the Contractor’s aircraft. The cost of check rides and flight training, if required, will be borne by the Government.

(6) Approval of a Government Pilot to perform work under the contract rests solely with the Contractor.

(7) The Loss, Damage, or Destruction clause, is applicable to this contract when the Contractor authorizes performance by a Government Pilot.

(8) The payment provisions of the contract remain unchanged.

(9) Shall not function as Contractor’s scheduled relief Pilot.

(b) Loss, Damage, or Destruction

(1) The Contractor shall indemnify and hold the Government harmless from any and all losses or damage to the aircraft furnished under this contract except as provided in (4)(i) below.

(2) For the purpose of fulfilling his obligation under this paragraph, the Contractor shall procure and maintain during the term of this contract, and any extension thereof, have insurance acceptable to the CO. The Contractor’s insurance coverage shall apply to Pilots furnished by the Government to operate the aircraft. The parties named insured under the policies shall be the Contractor and the United States of America. The Contractor may request a list of Government Pilots by name and qualification who are potential Pilots.

(3) Prior to the commencement of work hereunder, the Contractor shall furnish the CO a copy of the insurance policy or policies or a certificate of insurance issued by the underwriter(s) showing that the coverage required by this clause has been obtained.

(4) Each policy or certificate evidencing the insurance shall contain an endorsement that provides that the insurance company will notify the CO 30 days prior to the effective date of any cancellation or termination of any policy or certificate or any modification of a policy or certificate that adversely affects the interest of the Government in such insurance. The notice shall be sent by registered mail and shall identify this contract, the name and address of the Contracting Office, the policy, and the insured.

(5) If the aircraft is damaged or destroyed while in the custody and control of the Government, the Government will reimburse the Contractor for the deductible (if any) stipulated in the insurance coverage as follows:

(i) In-Motion Accidents—Up to five (5) percent of the current insured value of the aircraft stated in the policy.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-42	COMMERCIAL FILMING AND VIDEOTAPING

(a) In accordance with 36 C.F.R. Part 251 and U.S. Forest Service Manuals 1600 and 2700 all commercial filming or videotaping (e.g., filming for feature films, reality shows, documentaries, television specials, etc.) on National Forest System lands requires the filming entity to apply for, and obtain, a special use authorization prior to the start of any filming, or associated activities, on National Forest System lands. This requirement is applicable to filming directly by contractors and is also applicable to filming of contractors of the U.S. Forest Service while on National Forest System lands.

(b) Any filming, or associated activities, occurring on National Forest System lands pursuant to a properly acquired special use authorization may be limited or prohibited during a fire fighting or incident support situation at the discretion of the Incident Commander or applicable government authority.

(c) All contractually required recorded data, and images and voice data collected or stored from radios, sensors, phones, cameras or other audio and image recording devices are the property of the of the USDA Forest Service while on contract.

(d) This will include but not be limited to, Additional Telemetry Units, Automated Flight Following, and Operational Loads Monitoring data and data collected or stored from EO/IR sensors, any cameras, radios or other audio and video recording devices owned by the Contractor, Contractor representatives or the Forest Service. Use of the audio and image data outside of the scope of the Contract is prohibited unless authorized in writing by the Contracting Officer.

C-43	DEFINITIONS

As used throughout this contract, the following terms shall have the meaning set forth below:

Additional Personnel. Additional personnel specifically ordered by the CO where it is to the Government’s advantage to have additional availability of the aircraft (not to be confused with a relief Pilot furnished by Contractor to replace primary Pilot).

Air Tactical. Special mission flights above 500 feet AGL involving the aerial airspace management and use of aviation resources.

Aircraft Accident. An occurrence associated with the operation of an aircraft, which takes place between the time any person boards the aircraft with the intention of flight and all such persons have disembarked, and in which any person suffers death or serious injury, or in which the aircraft receives substantial damage.

Aircraft Incident. An occurrence other than an accident, associated with the operation of an aircraft, which affects or could affect the safety of operations.

Aircraft Make and Model. A specific make and basic model of aircraft, including modification; e.g., a Cessna 206

Aircraft Make, Model, and Series . A specific make, model, and series of aircraft including modification (e.g., a Cessna 310 is not the same make, model, and series as a Cessna 337).

Airspace Conflict. A near mid-air collision, intrusion, or violation of airspace rules.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Alert Status. A status subject to flight and duty limitations, in which the Contractor has 1 hour to return to standby if ordered by the CO to do so.

Assigned Work Location. A location other than the Home Base, established to permit operation from vicinity of a project area.

Aviation Hazard. Any condition, act, or set of circumstances that exposes an individual to unnecessary risk or harm during aviation operations.

Call-When-Needed. A term used to identify the furnishing of services on an “as needed basis” or “intermittent use” in Government procurement agreements. There is no guarantee the Government will place any orders and the Contractor is not obligated to accept any orders. However, once the Contractor accepts an order, the Contractor is obligated to perform in accordance with the terms and conditions stated herein.

Cargo. Any item that is not an occupant or part of the aircraft carried by the aircraft.

Civil Twilight. Begins in the morning, and ends in the evening when the center of the sun is geometrically 6° below the horizon.

Contractor. An operator being paid by the Government for services.

Crew Member. A person assigned to perform duties in an aircraft during flight time.

Cruising Speed, Service Ceiling, and Cruising Range. Shall be the same as applied by the CAB and FAA, United States Department of Transportation and the aircraft manufacturer.

Empty Weight. The last weight and moment entry on the aircraft weight and balance record. Empty weight is determined using weight and balance data which was determined by actual weighing of the aircraft within 36-calendar months preceding the starting date of the contract, or renewal period, and following any major repair or major alteration or change to the equipment list which affects the center of gravity of the aircraft.

Equipped Weight. Equipped weight equals the Empty Weight (as listed in the Weight and Balance Data) plus the weight of lubricants and onboard equipment required by the contract (e.g., survival kit).

The aircraft equipped weight is determined using weight and balance data which was determined by actual weighing of the aircraft within 36-calendar months preceding the starting date of the contract, or renewal period, and following any major repair or major alteration or change to the equipment list which affects the center of gravity of the aircraft.

Fatal Injury. Any injury, which results in death within 30 days of the accident.

Federal Aviation Regulations. Rules and regulations contained in Title 14 of the Code of Federal Regulations.

Ferry Flight. Movement of the aircraft under its own power from point-to-point without passenger(s) or cargo.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Fire Reconnaissance. Special mission flights above 500 feet AGL involving the detection of fires.

Flight Crew. Those Contractor personnel required by the Federal Aviation Administration to operate the aircraft safely while performing under the contract to the Government.

Flight Manager. Designated Government Representative for all passengers on a flight.

Fully Operational. Aircraft, Pilot(s), other personnel, repairs, operating supplies, service facilities, and incidentals necessary for the safe operation of the aircraft both on the ground and in the air.

Fully Rated Capacity. The number of passenger seats or pounds of cargo load authorized in the applicable Type Certificate Data Sheet.

Gross Weight. The loaded weight of an aircraft. Gross weight includes the total weight of the aircraft, the weight of the fuel and oil, and the weight of the entire load it is carrying.

Ground Mishap, Aircraft. An aircraft mishap in which there is no intent to fly; however, the power plants and/or rotors are in operation and damage incurred requiring replacement or repair of rotors, propellers, wheels, tires, wing tips, flaps, etc., or an injury is incurred requiring first aid or medical attention.

Hazard. Any condition, act or set of circumstances that exposes an individual to unnecessary risk or harm during aviation operations.

Home Base. The home base shall be the primary address listed on the FAR 135 Air Carrier Operating certificate issued by certificate holding FAA District Office.

Incident. An occurrence other than an accident, associated with the operation of an aircraft, which affects or could affect the safety of operations.

Incident with Potential. An incident that narrowly misses being an accident and in which the circumstances indicate serious potential for substantial damage or injury.

Instrument Flight Rules (IFR). As defined in 14 CFR 91.

Internal Cargo Compartments. An area within the aircraft specifically designed to carry cargo.

Law Enforcement. Those duties carried out by agency personnel together with personnel from cooperating agencies, to enforce various Federal laws applicable to trespass (those activities relating to timber, grazing, fire, occupancy and others). Other activities can include those that are illegal under the antiquities acts and the manufacturing, production, and trafficking of substances in violation of the Controlled Substances Act (16 U.S.C. 559b-f)) and other illegal activities occurring on agency jurisdictional lands. Specific law enforcement activities can include surveillance (visual, infrared, or photographic), transportation of law enforcement personnel and persons in custody and transportation of property (both internally and externally).

Life-Threatening. A situation or occurrence of a serious nature, developing suddenly and unexpectedly and demanding immediate action to prevent loss of life.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Maintenance Deficiency. An equipment defect or failure which affects or could affect the safety of operations, or that causes an interruption to the services being performed.

Maximum Certificated Gross Weight: Maximum certificated gross weight is the absolute maximum allowable weight (crew, passengers, fuel, oil, fluids, cargo, and special equipment) as established by the manufacturer and approved by the Federal Aviation Administration.

Medical Attention. An injury, less than serious, for which a physician prescribes medical treatment and makes a charge for this service.

Mission Flights. The use of an aircraft that in-itself constitutes discharge of official Forest Service responsibilities. Mission flights may be either routine or emergency, and may include such activities as lead plane, smokejumper/Para cargo, aerial photography, mobilization/demobilization of emergency support resources, reconnaissance, survey, and project support. Mission flights do not include official travel to make speeches, attend conferences or meetings, or make routine site visits.

Mishap, Aviation. Mishaps include aircraft accidents, incidents-with-potential, aircraft incidents, and aircraft maintenance deficiencies.

Mountain Flying. Conducting flight operations that require special techniques including take offs and landings at locations with 5,000 feet above sea level or greater pressure altitudes, at temperature ranges above 75 degrees F, and or limited and unimproved airstrips.

Night Operations. For ordered flight missions that are performed under the contract, night shall mean: 30 minutes after official sunset to 30 minutes before official sunrise, based on local time of appropriate sunrise/sunset tables nearest to the planned destination.

Occupant: Any crew or passenger that is aboard an aircraft.

Operating Agency. An executive agency or any entity thereof using agency aircraft, which it does not own.

Operational Control. The condition existing when an entity exercises authority over initiating, conducting or terminating a flight.

Operator. Any person who causes or authorizes the operation of an aircraft, such as the owner, lessee, or bailee of an aircraft.

Passenger. Any person aboard an aircraft who does not perform the function of a flight crewmember or crewmember.

Passenger Seating Capacity. Number of passenger seats excluding Pilot(s).

Pilot-In-Command (PIC). The Pilot responsible for the operation and safety of the aircraft during the time defined as flight time.

Point-to-Point. Aircraft operations between any two geographic locations operationally suitable for takeoff and landing (airport to airport). A flight to a designated or defined mountain/remote airstrip (category 4) does not constitute a point to point flight.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Portable Electronic Device: Any kind of electronic device, typically but not limited to consumer electronics, brought on board the aircraft that is not permanently installed and part of the approved aircraft configuration. Electrical energy can be provided from internal sources, such as batteries, an aircraft power source or both. This includes transmitting PEDs (T-PEDs).

Precautionary Landing. A landing necessitated by apparent impending failure of engines, systems, or components, which makes continued flight inadvisable.

Resource Reconnaissance. Special mission flights above 500 feet AGL involving observation and fact-finding reconnaissance, i.e. wildlife monitoring, snow surveys, search and rescue, timber and range surveys, insect and disease surveys, law enforcement, and aerial photography.

SAFECOM. Used to report any condition, observance, act, maintenance problem, or circumstance, which has potential to cause an aviation related mishap. The purpose of the SAFECOM form is not intended to be punitive in nature. It will be used to disseminate safety information to aviation managers, and also to aid in accident prevention by trend monitoring and tracking. See www.safecom.gov

Serious Injury. Any injury which: (1) requires hospitalization for more than 48-hours, commencing within 7-days from the date the injury was received; (2) results in a fracture of any bone (except simple fractures of fingers, toes or nose); (3) causes severe hemorrhages, nerve, muscle or tendon damage; (4) involves any internal organ; or; (5) involves second or third-degree burns, or any burns affecting more than 5% of the body surface.

Special Mission Aircraft. Aircraft approved for other than point to point only missions. Transportation is limited to personnel required to carry out the special mission of the aircraft.

Special Missions. Aviation resource mission in direct support of incidents, e.g., air tactical, fire reconnaissance, resource reconnaissance, all-risk, mountain/remote airstrips (category 4), and other missions requiring special qualifications, training, and/or equipment.

Substantial Damage. Any damage or failure which adversely affects the structural strength, performance or flight characteristics of the aircraft, and which would normally require major repair or replacement of the affected component. Engine failure or damage limited to an engine if only one engine fails or rotor or propeller blades and damage to landing gear, wheels, tires, flaps, engine accessories, brakes, or wing tips are not considered “substantial damage” for the purpose of this part.

Useful Load. The maximum allowable weight (passengers and/or cargo) that can be carried in any one mission.

Visual Flight Rules (VFR). As defined in 14 CFR Part 91.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

C-44	ABBREVIATIONS

A&P	Airframe & Powerplant (Mechanic)
ABS	Aviation Business Systems
AC	Advisory Circular
ACCO	Air Carrier/Commercial Operator
AD	Airworthiness Directive
ADS-B	Automatic Dependent Surveillance-Broadcast
AFF	Automated Flight Following
AMI	Aviation Maintenance Inspector
ASP	Aviation Safety Plan
ATC	Air Traffic Control
BOA	Basic Ordering Agreement
CAB	Civil Aeronautics Board
CG	Center of Gravity
CO	Contracting Officer
CFR	Code of Federal Regulations
COR	Contracting Officer’s Representative
COTR	Contracting Officer’s Technical Representative
CWN	Call-when-Needed (Agreement)
DOI	Department of the Interior
DOT	Department of Transportation
ELT	Emergency Locator Transmitter
EPA	Environmental Protection Agency
ETA	Estimated Time of Arrival
FAA	Federal Aviation Administration
FAO	Forest Aviation Officer
FAR	Federal Acquisition Regulations
FHP	Forest Health Protection
FPMR	Federal Property Management Regulations
FS	Forest Service
FSS	Flight Service Station
GACC	Geographic Area Coordination Center
GPM	Gallons-Per-Minute
GPS	Global Positioning System
ICAO	International Civil Aviation Organization
IFR	Instrument Flight Rules
IMC	Instrument Meteorological Conditions
ISA	International Standard Atmosphere
M&IE	Meals and Incidental Expenses
MEL	Minimum Equipment List
MSL	Mean Sea Level
NTSB	National Transportation Safety Board
NOTAM	Notice to Airmen
PA	Public Address System
PASP	Project Aviation Safety Plan
PED	Portable Electronic Device
PIC	Pilot-in-Command
PPE	Personal Protective Equipment
PTT	Push-To-Talk

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

RAO	Regional Aviation Officer
RASM	Regional Aviation Safety Manager
RON	Remain-Over-Night
SIC	Second-in-Command/Co-Pilot
STC	Supplemental Type Certificate
TAS	Traffic Advisory System
TBO	Time Between Overhaul
TCAS	Traffic Collision Avoidance System
TSO	Technical Standard Order
TFR	Temporary Flight Restriction
USDA-FS	United States Department of Agriculture-Forest Service
VFR	Visual Flight Rules
VNE	Velocity Never Exceed
VSO	Stall Speed in a landing configuration
VSWR	Voltage Standing Wave Ratio

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

EXHIBIT 1 - PUBLIC AIRCRAFT OPERATIONS DECLARATION

This attachment serves as notice that you may be conducting Public Aircraft Operations (PAO) while under contract to the United States Forest Service (USFS). Flights ordered and conducted under this contract may be considered Public Aircraft Operations.

After contract award, the Contractor/Company is responsible for providing the following information to the Federal Aviation Administration Flight Standards District Office that your 133, 135 and/or 137 Certificates are issued by. In addition, a copy of this document is required to be carried in each aircraft listed below.

Civil Operator: Name your Certificates are Held Under

Aircraft Type (Fixed-Wing): Make/Model/Series

Name of Aircraft Owner: Name on Aircraft Registration

Aircraft Registration Number(s): N Number(s) of Aircraft on Contract

Contract Number: 12024BXXXXXXX

Contract Type and Service: Exclusive Use Light Fixed Wing Services

Date of Contract: Contract Award Date

Date of Proposed First Flight as a PAO: Effective Date of Contract

Date PAO Declaration Expires: This date should be the final day of the contract period of performance – including the base period of the contract plus all possible option years.

Public Aircraft Operations are being conducted under Contract by: U.S. Forest Service, 1400 Independence Avenue SW, Washington DC 20250

Acquisition Management Official: Todd R. Novinger, Contracting Officer, trnovinger@fs.fed.us or 208-387-5272.

Government Official Making PAO Flight Determinations: Jeff Power, Assistant Director of Aviation, jmpower@fs.fed.us or 202-205-1410.

Please contact Jeff Power, Assistant Director of Aviation at jmpower@fs.fed.us or 202-205-1410 with comments or questions regarding the PAO declaration.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

EXHIBIT 2 - CPARS EVALUATION FORM

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS EXHIBIT 2- CPARS EVALUATION FORM 0 0 U.S. FOREST SERVICE U.S. DEPARTMENT OF INTERIOR EVALUATION REPORT ON INCIDENT SUPPORT BRANCH IBC ACQUISITION SERVICES CONTRACTOR PERFORMANCE 3833 S. DEVELOPMENT AVE 300 E MALLARD DR SUITE 200 BOISE, IDAHO 83705-5354 BOISE, ID 83706 ‘”’“CPARS Compatible Format””” Phone 208-387-5665 Phone 208-433-5026 SOURCE SELECTION INFORMATION Fax 208-387-5384 Fax 208-433-5030 NOT FOR PUBLIC RELEASE (see FAR 3.104 & 42.1503) AGENCY / USER CONTRACT NO. ADDRESS CONTRACTOR PERIOD OF FROM I TO CITY I STATE/ ZIP PERFORMANCE I LOCATION OF CONTRACT COR PERFORMANCE AIRCRAFT FLIGHT SERVICES: 0 AIRPLANE 0 HELICOPTER O AIRTANKER 0 ..(} PROGRAM TITLE OTHER—specify AIRCRAFT TYPE I I 0 EXCLUSIVE USE 0 CALL WHEN NEEDED 0 ON CALL CONTRACT EFFORT 0 FIRE MANAGEMENT 0 RESOURCE O MAINTENANCE DESCRIPTION (check all that apply) 0 OTHER MISSION -specify: I INSTRUCTIONS: This form can be completed on the computer or printed and completed by hand. Use the mouse to navigate. To check or uncheck a box, ‘double click’ the box. If further direction is required on how to complete this evaluation or where to submit it, please contact your Contracting Officer. Comment boxes are formatted to automatically wrap the entered text. Check the box that best describes the level in which the Contractor supported the area described. Comments are essential and must substantiate your rating selection. N/A = not applicable. If additional space is required, use page 2 of the form or attach additional page(s). SEE PAGE 4 FOR EVALUATION RATINGS DEFINITIONS 1. Quality. Co ntracto r was professional and conformed to contract requirements. Was capable, efficient and effective in supporting the programs of this contract. Provided well maintained equipment and highly qualified personnel. 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS 2. Schedule. Contractor was prepared and available to begin work on contract start date and provided daily coverage during the contract period with little to no disruption or unavailability. Contractor kept COR informed of crew exchanges, maintenance issues, etc. 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS 3. Cost Control. How well does the contractor control operating costs? (Check N/A if this is a Firm Fixed price or Firm Fixed Price with Economic Price Adjustment contract) 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS4. Management. Contractor and on-site representatives were professional, well qualified, and committed to customer satisfaction and safety of operations. Contractor provided necessary support for key personnel and if applicable, took necessary action to correct or replace any personnel. 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS 5. Small Business. How does the contractor support small business? (Check N/A unless this is a large business and a subcontracting plan is required) 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS I 6. Regulatory Compliance. How well does the contractor comply with governing regulations such as the Federal Aviation Regulation or others. 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS I 7. Other- Safety. Contractor and on-site representatives attitude and efforts, as well as actual application, towards aircraft safety and general safety of operations? 0 N/A 0 Exceptional 0 Very Good 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENT

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS 8. Customer Satisfaction. Identify to what level you were satisfied with the services provided under this contract. If given the opportunity, would you hire this contractor again to accomplish a similar project? 0 yes 0 No 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Marginal 0 Unsatisfactory COMMENTS. 9. Other Areas: 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Maroinal 0 Unsatisfactory 10. Other Areas: 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Marginal 0 Unsatisfactory 11 . Other Areas: 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Marginal 0 Unsatisfactory 12. Other Areas: 0 N/A 0 Exceptional 0 VeryGood 0 Satisfactory 0 Marginal 0 Unsatisfactory Additional comments to support your response to any item above or other items (will not be posted on CPARS website) Name, Title of Individual Completing this Form ( include agency, phone and electronic address ) Signature

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

RATING	DEFINITION	NOTE

Exceptional	Performance meets contractual requirements and exceeds many to the Government’s benefit. The contractual performance of the element being assessed was accomplished with few minor problems for which corrective actions taken by the Contractor was highly effective.	To justify an Exceptional rating, identify multiple significant events and state how they were of benefit to the Government. A singular benefit, however, could be of such magnitude that it alone constitutes an Exceptional rating. Also there should have been NO significant weaknesses identified.

Very Good	Performance meets contractual requirements and exceeds some to the Government’s benefit. The contractual performance of the element being assessed was accomplished with some minor problems for which corrective actions taken by the Contractor was effective.	To justify a Very Good rating, identify a significant event and state how it was a benefit to the Government. There should have been no significant weaknesses identified.

Satisfactory	Performance meets contractual requirements. The contractual performance of the element being assessed contains some minor problems for which corrective actions taken by the Contractor appear or were satisfactory.	To justify a Satisfactory rating, there should have been only minor problems, or major problems the contractor recovered from without impact to the contract. There should have been NO significant weaknesses identified.

Marginal	Performance does not meet some contractual requirements. The contractual performance of the element being assessed reflects a serious problem for which the Contractor has not yet identified corrective actions. The Contractor’s proposed actions appear only marginally effective or were not fully implemented.	To justify Marginal performance, identify a significant event in each category that the Contractor has trouble overcoming and state how it impacted the Government. A Marginal rating should be supported by referencing the management tool that notified the Contractor of the contractual deficiency. (e.g. quality, schedule, business relations, management of key personnel, safety report or letter)

Unsatisfactory	Performance does not meet most contractual requirements and recovery is not likely in a timely manner. The contractual performance of the element contains a serious problem(s) for which the contractor’s corrective actions appear or were ineffective.	To justify an Unsatisfactory rating, identify multiple significant events in each category that the Contractor had trouble overcoming and state how it impacted the Government. A singular problem, however, could be of such serious magnitude that it alone constitutes an unsatisfactory rating. An Unsatisfactory rating should be supported by referencing the management tools used to notify the contractor of the contractual deficiencies (e.g. management, quality, safety, etc.)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

EXHIBIT 3 - AIRPLANE PILOT QUALIFICATIONS RECORD

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS EXHIBIT 3—AIRPLANE PILOT QUALIFICATIONS RECORD OMB 0596-0015 AIRPLANE PILOT QUALIFICATIONS AND APPROVAL RECORD (Reference FSH 5709. 16) ... SECTION 1- PILOT INFORMATION (Fill in the blank s) ... I . Name (Last. First. Middle JnhiaQ 1 2. Date of Binh I 3. Home Telephone No. 4. Home Addre$$ (Stroot, C~y. State &. Zip Cede) 5. Employed by 6. Addreu 7. Telephone No. 8. Employed since 9. Previous Employer 10. Address 11. Telephone No. 12. Period Employed 13. Previous Employer 14. Address 15. Telephone No. 16. Period Employed 17. MedicaJ Certificate 18. Airman Certifteate (Citr:lfl} 19. Aircraft To Be flown Total PIC HoutS (8) (b) a. Class a. Number 1. b. Date Com d. Instrument 2. Type Ratings PART 135 FliGHT CHECKS Flight Type Hours Date Make/Model /loJC VFR IFR IFRW/AP 20. Total Pilot Time (Airplane) 35. 21 . Pilot-in-Command (PIC) Airplane 36. 22. Total X-Country 37. 23. Total Night 38. 24. In Flight Note: 135 Flight Checks Must Cover Type of Operations Required By Conlr.lct. 25. Instrument: Actual 39. Date of Previous Agency Card Approval 40. Date of last Agency Flight Cheek 26. Instrument: Sinulated a. AMO b. USFS a. AMO b. USFS 27. PIC Airplane: last 12 Months 41. Aircraft Aocidents/FAA Violations Filed Within Lasl S Years: No Yes 28. PIC Airplane: last 60 Days (II y.. , A/tach Dale and Explanotion) 29. PIC ‘ low level’ Opn.s (·500 AGL) 42. Previous AMO or USFS Approval Denied. Suspended. 0< Revoked: 30. PIC “Mountainous Terrain” No Yes (If yes, A/tach Date and Explanation) 31. PIC Aire<aft over 12,500 #Gr. WI. 43. PIC *Air Tactical” Number of Missions in the last 24 Months: 44. Ainanker uperations unJy: 32. PIC Airtanker/Oispensing Operation$ a. Date last PIC IFR Cheek in Type b. Date last FAR 61 .SS SIC Cheek 33. PIC, Single Engine Airplane land c. No. of Takeoff/landings l ..t 90 Oays d. No. of Night Takeoffl\.andlnos last 90 Days Sea Ystatements 34. PIC, MtJ!ti.Engi’le Airplane land Only (Initial appropriate M iss ions) -4 • Mtssoons Approvea or: rmspee or sna« m1 ‘”’’ L( ) low level g. ( ) MO\Illta!nous Terrain m. ( ) SEAT Pilot-level b ( ) Reiouroe Recon h. ( ) Mountain Airstrip n. ( ) Infrared Operation ( ) Air Tactical i. ( ) Unprepared (Airstrip} Landins 0 . ( ) Point-To-Point <U ) Smokejumper PIC j. ( ) Ainanker PIC p. ( )Other ·~< ) Smokejumper SIC k. ( ) Ainanker ln~ial Attack q. ( ) Other (._( ) Paraeargo I. ( ) Airtanker SIC ( , ( )Other 2. SEl 3. SES 4. MEl 5. MES 6. IFR, W/SIC 7. IFR, Single Pilot 8. Single Engine IFR 9. Type Aircraft Approved For: lU. nnl Name (InSpeCtor} I . “‘ognature cmSf*‘lorJ 1 12. Agency 113. oate I 14. Expiration Date 15. Aircraii/Contract Rental Agreement No(s). 16. Kemancs edi’tlon 0 ~IS obsolete FS-5700-20 (06108)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

Contract No. 12024B19C9025 U.S. Forest Service Exclusive Use Light Fixed Wing Services National Office SECTION C DESCRIPTION/SPECIFICATIONS/EXHIBITS EXHIBIT 4—PREFERRED PANEL CONFIGURATION AUDIO CONTROL ACS 296 GPS/MFD/COM#1 COM#2 COM#2

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

EXHIBIT 5 - WAGE DETERMINATION

This contract includes the Department of Labor (DOL) wage determination specified below. In order to reduce the size, the following information has been extracted from the wage determination listed below and identifies the occupation of service employees that would typically be employed on this type of contract. To receive the wage determination in its entirety, please contact the issuing office.

DOL WAGE DETERMINATION NO. 1995-0222, REV. 46 DATED 07/03/2018

Area: Nationwide

Applicable Occupation:	Airplane Pilot	Minimum Hourly Wage:	$29.10

FRINGE BENEFITS REQUIRED AND APPLICABLE FOR THE OCCUPATIONS IDENTIFIED ABOVE

1. Health & Welfare:	$4.48 per hour or $179.20 per week or $776.53 per month

2. Vacation:	2 weeks paid vacation after 1 year of service with a Contractor or successor; 3 weeks after 5 years; 4 weeks after 15 years. Length of service includes the whole span of continuous service with the present Contractor or successor, wherever employed, and with the predecessor Contractors in the performance of similar work at the same Federal facility. (Reg. 29 CFR 4.173)

3. Holidays:	Minimum of ten paid holidays per year: New Year’s Day, Martin Luther King Jr’s Birthday, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day. (A Contractor may substitute for any of the named holidays another day off with pay in accordance with a plan communicated to the employees involved.) (Reg. 29 CFR 4.174)

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION C

DESCRIPTION/SPECIFICATIONS/EXHIBITS

EXHIBIT 6 - RESERVED

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

D-1	52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(s): www.arnet.gov/far/

D-2	ADDENDUM TO 52.212-4 CONTRACT TERMS AND CONDITIONS—COMMERCIAL ITEMS (JAN 2019) CLAUSES INCORPORATED BY REFERENCE

52.203-3	Gratuities (APR 1984)
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (OCT 2010)
52.204-4	Printed or Copied Double-Sided on Recycled Paper (MAY 2011)
52.204-7	System for Award Management (OCT 2018)
52.204-13	System for Award Management Maintenance (OCT 2018)
52.204-19	Incorporation by Reference of Representations and Certifications (DEC 2014)
52.228-5	Insurance – Work on a Government Installation (JAN 1997)
52.232-39	Unenforceability of Unauthorized Obligations (JUN 2013)
52.242-13	Bankruptcy (JUL 1995)
52.245-1	Government Property (JAN 2017)
52.245-9	Use and Charges (APR 2012)

D-3	CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (FAR 52.212-5 DEVIATION 2017-1) (JAN 2019)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Jul 2018) (Section 1634 of Pub. L. 115-91).

(3) 52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015)

(4) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(5) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Public Laws 108-77, 108-78 (19 U.S.C. 3805 note)).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the contracting officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

☒ (1) 52.203- 6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 4704 and 10 U.S.C. 2402).

☒ (2) 52.203- 13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).

☐ (3) 52.203- 15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (Jun 2010) (Section 1553 of Pub L. 111- 5) (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009).

☒ (4) 52.203-17, Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights (April 2014) (41 U .S.C. 4712) relating to whistleblower protections).

☒ (5) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2018) (Pub. L. 109-282) (31 U.S.C. 6101 note).

☐ (6) [Reserved]

☒ (7) 52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111- 117, section 743 of Div. C).

☐ (8) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).

☒ (9 52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (Oct 2015) (31 U.S.C. 6101 note).

☒ (10) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Oct 2018) (41 U.S.C. 2313).

☐ (11) [Reserved]

☐ (12) (i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (Nov 2011) (15 U.S.C. 657a).

☐ (ii) Alternate I (Nov 2011) of 52.219-3.

☐ (13) (i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Oct 2014) (if the offeror elects to waive the preference, it shall so indicate in its offer)(15 U.S.C. 657a).

☐ (ii) Alternate I (Jan 2011) of 52.219-4.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

☐ (14) [Reserved]

☒ (15) (i) 52.219-6, Notice of Total Small Business Aside (Nov 2011) (15 U.S.C. 644).

☐ (ii) Alternate I (Nov 2011).

☐ (iii) Alternate II (Nov 2011).

☐ (16) (i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (Oct 1995) of 52.219-7.

☐ (iii) Alternate II (Mar 2004) of 52.219-7.

☒ (17) 52.219-8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)).

☐ (18) (i) 52.219-9, Small Business Subcontracting Plan (Aug 2018) (15 U.S.C. 637 (d)(4)).

☐ (ii) Alternate I (Nov 2016) of 52.219-9.

☐ (iii) Alternate II (Nov 2016) of 52.219-9.

☐ (iv) Alternate III (Nov 2016) of 52.219-9.

☐ (v) Alternate IV (Aug 2018) of 52.219-9.

☐ (19) 52.219-13, Notice of Set-Aside of Orders (Nov 2011) (15 U.S.C. 644(r)).

☒ (20) 52.219-14, Limitations on Subcontracting (Jan 2017) (15 U.S.C. 637(a)(14)).

☐ (21) 52.219-16, Liquidated Damages - Subcontracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).

☐ (22) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (Nov 2011) (15 U.S.C. 657f).

☒ (23) 52.219-28, Post Award Small Business Program Rerepresentation (Jul 2013) (15 U.S.C. 632(a)(2)).

☐ (24) 52.219- 29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (Dec 2015) (15 U.S.C. 637(m)).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

☐ (25) 52.219- 30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Dec 2015) (15 U.S.C. 637(m)).

☒ (26) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

☐ (27) 52.222-19, Child Labor - Cooperation with Authorities and Remedies (Jan 2018) (E.O. 13126).

☒ (28) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

☒ (29) (i) 52.222-26, Equal Opportunity (Sep 2016) (E.O. 11246).

☐ (ii) Alternate I (Feb 1999) of 52.222-26.

☒ (30) (i) 52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212).

☐ (ii) Alternate I (July 2014) of 52.222-35.

☒ (31) (i) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793).

☐ (ii) Alternate I (July 2014) of 52.222-36.

☒ (32) 52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212).

☒ (33) 52.222- 40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).

☒ (34) (i) 52.222-50, Combating Trafficking in Persons (JAN 2019) (22 U.S.C. chapter 78 and E.O. 13627).

☐ (ii) Alternate I (Mar 2015) of 52.222-50, (22 U.S.C. chapter 78 and E.O. 13627).

☒ (35) 52.222-54, Employment Eligibility Verification (Oct 2015). (E. O. 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

☐ (36) (i) 52.223- 9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (May 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐ (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

☐ (37) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (Jun 2016) (E.O.13693).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

☐ (38) 52.223- 12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (Jun 2016) (E.O. 13693).

☐ (39) (i) 52.223-13, Acquisition of EPEAT® -Registered Imaging Equipment (Jun 2014) (E.O.s 13423 and 13514

☐ (ii) Alternate I (Oct 2015) of 52.223-13.

☐ (40) (i) 52.223-14, Acquisition of EPEAT® -Registered Television (Jun 2014) (E.O.s 13423 and 13514).

☐ (ii) Alternate I (Jun 2014) of 52.223-14.

☐ (41) 52.223- 15, Energy Efficiency in Energy-Consuming Products (Dec 2007) (42 U.S.C. 8259b).

☐ (42) (i) 52.223-16, Acquisition of EPEAT® -Registered Personal Computer Products (Oct 2015) (E.O.s 13423 and 13514).

☐ (ii) Alternate I (Jun 2014) of 52.223-16.

☒ (43) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging while Driving (Aug 2011) (E.O. 13513).

☐ (44) 52.223-20, Aerosols (Jun 2016) (E.O. 13693).

☐ (45) 52.223-21, Foams (Jun 2016) (E.O. 13696).

☐ (46) (i) 52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

☐ (ii) Alternate I (Jan 2017) of 52.224-3.

☐ (47) 52.225-1, Buy American—Supplies (May 2014) (41 U.S.C. chapter 83).

☒ (48) (i) 52.225-3, Buy American - Free Trade Agreements - Israeli Trade Act (May 2014) (41 U.S.C. chapter 83, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, Pub. L. 103-182, 108- 77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43).

☐ (ii) Alternate I (May 2014) of 52.225-3.

☐ (iii) Alternate II (May 2014) of 52.225-3.

☐ (iv) Alternate III (May 2014) of 52.225-3.

☐ (49) 52.225-5, Trade Agreements (Aug 2018) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

☒ (50) 52.225-13, Restrictions on Certain Foreign Purchases (June 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐ (51) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

☐ (52) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

☐ (53) 52.226- 5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).

☐ (54) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 4505), 10 U.S.C. 2307(f)).

☐ (55) 52.232-30, Installment Payments for Commercial Items (Jan 2017) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

☒ (56) 52.232-33, Payment by Electronic Funds Transfer—System for Award Management (Oct 2018) (31 U.S.C. 3332).

☐ (57) 52.232-34, Payment by Electronic Funds Transfer—Other Than System for Award Management (Jul 2013) (31 U.S.C. 3332).

☐ (58) 52.232-36, Payment by Third Party (May 2014) (31 U.S.C. 3332).

☐ (59) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

☐ (60) 52.242-5, Payments to Small Business Subcontractors (Jan 2017) (15 U.S.C. 637(d)(12)).

☐ (61) (i) 52.247-64, Preference for Privately Owned U.S. -Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631).

☐ (ii) Alternate I (Apr 2003) of 52.247-64.

☐ (iii) Alternate II (Feb 2006) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items:

☐ (1) 52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495)

☐ (2) 52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter 67.).

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

☐ (3) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☒ (4) 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (Multiple Year and Option Contracts) (Aug 2018) (29 U.S.C.206 and 41 U.S.C. chapter 67).

☐ (5) 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards - Price Adjustment (May 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

☐ (6) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment - Requirements (May 2014) (41 U.S.C. chapter 67).

☐ (7) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services—Requirements (May 2014) (41 U.S.C. chapter 67).

☒ (8) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015) (E.O. 13658).

☐ (9) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

☐ (10) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations. (May 2014) (42 U.S.C. 1792).

(d) Comptroller General Examination of Record The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records — Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(e)

(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (Jan 2019) (41 U.S.C. 3509).

(ii) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Jul 2018) (Section 1634 of Pub. L. 115-91).

(iv) 52.219-8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(v) 52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495). Flow down required in accordance with paragraph (1) of FAR clause 52.222-17.

(vi) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

(vii) 52.222-26, Equal Opportunity (Sep 2016) (E.O. 11246).

(viii) 52.222-35, Equal Opportunity for Veterans (Oct 2019) (38 U.S.C. 4212).

(ix) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793).

(x) 52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212).

(xi) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(xii) 52.222-41, Service Contract Labor Standards (Aug 2018), (41 U.S.C. chapter 67).

(xiii) (A) 52.222-50, Combating Trafficking in Persons (Jan 2019) (22 U.S.C. chapter 78 and E.O. 13627).

(B) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 E.O. 13627).

(xiv) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment - Requirements (May 2014) (41 U.S.C. chapter 67.)

(xv) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services - Requirements (May 2014) (41 U.S.C. chapter 67)

(xvi) 52.222-54, Employment Eligibility Verification (Oct 2015) (E. O. 12989).

(xvii) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015).

(xviii) 52.222-62, Paid sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(xix) (A) 52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

(B) Alternate I (Jan 2017) of 52.224-3.

(xx) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xxi) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations. (May 2014) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xxii) 52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

D-4	STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (FAR 52.222-42) (MAY 2014)

In compliance with the Service Contract Labor Standards statute and the regulations of the Secretary of Labor (29 CFR part 4), this clause identifies the classes of service employees expected to be employed under the contract and states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332.

This statement is for information only: It is not a wage determination.

Employee	Class	Wage
Aircraft Pilot	GS-11	$28.36
Aircraft Mechanic—III	GS-12	$34.03
Aircraft Mechanic—II	GS-11	$28.09

D-5	AVAILABILITY OF FUNDS (FAR 52.232-18) (APR 1984)

Funds are not presently available for this contract. The Government’s obligation under this contract is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise until funds are made available to the Contracting Officer for this contract and until the Contractor receives notice of such availability, to be confirmed in writing by the Contracting Officer.

D-6	PROPERTY AND PERSONAL DAMAGE

(a) The Contractor shall use every precaution necessary to prevent damage to public and private property.

(b) The Contractor shall be responsible for all damage to property and to persons, including third parties that occur as a result of his or his agents or employee’s fault or negligence. The term “third parties” is construed to include employees of the Government.

(c) The Contractor shall procure and maintain during the term of this contract, and any extension thereof, aircraft and General Public Liability Insurance in accordance with 14 CFR 205. The parties named insured under the policy or policies shall be the CONTRACTOR and THE UNITED STATES OF AMERICA.

(d) The Contractor may be otherwise insured by a combination of primary and excess policies. Such policies shall have combined coverage equal to or greater than the combined minimums required.

(e) Policies containing exclusions for chemical damage or damage incidental to the use of equipment and supplies furnished under this contract, or growing out of direct performance of the contract, will not be acceptable. The chemical damage coverage may be limited to chemicals dispensed while performing firefighting activities.

(f) Prior to the commencement of work, the Contractor shall provide the CO with one copy of the insurance policy, or confirmation from the insurance company, certifying that the coverage described in this clause has been obtained.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

D-7	NOTICE OF CONTRACTOR PERFORMANCE ASSESSMENT REPORTING SYSTEM (JULY 2010)

(a) The US Forest Service has implemented the Contractor Performance Assessment Reporting System (CPARS) for reporting all past performance information. One or more past performance evaluations will be conducted in order to record your contract performance as required by FAR 42.15.

(b) The past performance evaluation process is a totally paperless process using CPARS. CPARS is a web-based system that allows for electronic processing of the performance evaluation report. Once the report is processed, it is available in the Past Performance Information Retrieval System (PPIRS) for Government use in evaluating past performance as part of a source selection action.

(c) We request that you furnish the Contracting Officer with the name, position title, phone number, and email address for each person designated to have access to your firm’s past performance evaluation(s) for the contract no later than 60 days after award. Each person granted access will have the ability to provide comments in the Contractor portion of the report and state whether or not the Contractor agrees with the evaluation, before returning the report to the Assessing Official. The report information must be protected as source selection sensitive information not releasable to the public.

(d) When your Contractor Representative(s) (Past Performance Points of Contact) are registered in CPARS, they will receive an automatically-generated email with detailed login instructions. Further details, systems requirements, and training information for CPARS are available at http://www.cpars.csd.disa.mil/. The CPARS User Manual, registration for On Line Training for Contractor Representatives, and a practice application may be found at this site.

(e) Within 60 days after the end of a performance period, the Contracting Officer will complete an interim or final past performance evaluation and the report will be accessible at http://www.cpars.csd.disa.mil/. Contractor Representatives may then provide comments in response to the evaluation, or return the evaluation without comment.

Comments are limited to the space provided in Block 22. Your comments should focus on objective facts in the Assessing Official’s narrative and should provide your views on the causes and ramifications of the assessed performance. In addition to the ratings and supporting narratives, blocks 1 – 17 should be reviewed for accuracy, as these include key fields that will be used by the Government to identify your firm in future source selection actions.

If you elect not to provide comments, please acknowledge receipt of the evaluation by indicating “No comment” in Block 22, and then signing and dating Block 23 of the form. Without a statement in Block 22, you will be unable to sign and submit the evaluation back to the Government. If you do not sign and submit the CPAR within 60 days, it will automatically be returned to the Government and will be annotated: “The report was delivered/received by the contractor on (date). The contractor neither signed nor offered comment in response to this assessment.” Your response is due within 60 calendar days after receipt of the CPAR.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(f) The following guidelines apply concerning your use of the past performance evaluation:

(1) Protect the evaluation as “source selection information.” After review, transmit the evaluation by completing and submitting the form through CPARS. If for some reason you are unable to view and/or submit the form through CPARS, contact the Contracting Officer for instructions.

(2) Strictly control access to the evaluation within your organization. Ensure the evaluation is never released to persons or entities outside of your control.

(3) Prohibit the use of or reference to evaluation data for advertising, promotional material, pre-award surveys, responsibility determinations, production readiness reviews, or other similar purposes.

(g) If you wish to discuss a past performance evaluation, you should request a meeting in writing to the Contracting Officer no later than seven days following your receipt of the evaluation. The meeting will be held in person or via telephone or other means during your 60-day review period.

(h) A copy of the completed past performance evaluation will be available in CPARS for your viewing and for Government use supporting source selection actions after it has been finalized.

D-8	INSPECTION AND ACCEPTANCE (AGAR 452.246-70) (FEB 1988)

The Contracting Officer or the Contracting Officer’s duly authorized representative will inspect and accept the supplies and/or services to be provided under this contract.

D-9	POST AWARD CONFERENCE (AGAR 452.215-73) (NOV 1996)

A post award conference with the successful offeror is required. It will be scheduled within 14 days after the date of contract award. The conference will be held at the Contractor’s facility or other locations acceptable to both parties.

D-10	AFFIRMATIVE PROCUREMENT OF BIO BASED PRODUCTS UNDER SERVICE AND CONSTRUCTION CONTRACT (FAR 52.223-2) (SEPT 2013)

(a) In the performance of this contract, the contractor shall make maximum use of bio based products that are United States Department of Agriculture (USDA)-designated items unless—

(1) The product cannot be acquired—

(i) Competitively within a time frame providing for compliance with the contract performance schedule;

(ii) Meeting contract performance requirements; or

(iii) At a reasonable price.

(2) The product is to be used in an application covered by a USDA categorical exemption (see 7 CFR 3201.3(e)). For example, all USDA-designated items are exempt from the preferred procurement requirement for the following:

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(i) Spacecraft system and launch support equipment.

(ii) Military equipment, i.e., a product or system designed or procured for combat or combat-related missions.

(b) Information about this requirement and these products is available at http://www.biopreferred.gov.

(c) In the performance of this contract, the Contractor shall—

(1) Report to http://www.sam.gov, with a copy to the Contracting Officer, on the product types and dollar value of any USDA-designated biobased products purchased by the Contractor during the previous Government fiscal year, between October 1 and September 30; and

(2) Submit this report no later than—

(i) October 31 of each year during contract performance; and

(ii) At the end of contract performance.

D-11	CONTRACTOR AUTHORIZED SIGNATURES

Contractor is to submit names, positions and contact information of all company individuals who are legally authorized to bind the company and sign contractual documents. Contractor is also required to advise and update the Contracting Officer whenever there are changes in these authorized individuals.

Name	Position/Title	Phone

Email

Name	Position/Title	Phone

Email

D-12	OPTION TO EXTEND SERVICES (FAR 52.217-8) (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed six (6) months. The Contracting Officer may exercise the option by written notice to the Contractor within 20 Days.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

D-13	OPTION TO EXTEND THE TERM OF THE CONTRACT (FAR 52.217-9) (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 30 days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed six (6) months.

D-14	ASSURANCE REGARDING FELONY CONVICTION OR TAX DELINQUENT STATUS FOR CORPORATE APPLICANTS (AGAR 452.209-71) (ALTERNATE 1) (FEB 2012)

(a) This award is subject to the provisions contained in the Consolidated Appropriations Act, 2012 (P.L. No. 112-74), Division E, Sections 433 and 434 regarding corporate felony convictions and corporate federal tax delinquencies. Accordingly, by accepting this award the contractor acknowledges that it –

(1) does not have a tax delinquency, meaning that it is not subject to any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability, and

(2) has not been convicted (or had an officer or agent acting on its behalf convicted) of a felony criminal violation under any Federal law within 24 months preceding the award, unless a suspending and debarring official of the United States Department of Agriculture has considered suspension or debarment of the awardee, or such officer or agent, based on these convictions and/or tax delinquencies and determined that suspension or debarment is not necessary to protect the interests of the Government.

(b) If the awardee fails to comply with these provisions, the Forest Service may terminate this contract for default and may recover any funds the awardee has received in violation of sections 433 or 434.

D-15	ECONOMIC PRICE ADJUSTMENT SPECIFIED FLIGHT RATE

(a) Entitlement to an Adjustment. During the contract period, including any renewal, the hourly flight rate may be adjusted as set forth herein to reflect increases and/or decreases in the cost of aviation fuel. The hourly flight rate will be adjusted upward whenever the Contractor notifies the CO in writing that the reference price is more than ten percent (10%) higher than the base price. The hourly flight rate will be adjusted downward whenever the CO notifies the Contractor in writing that the reference price is more than ten percent (10%) lower than the base price. The adjusted price shall apply to flight time occurring after receipt of said notice.

Contract No. 12024B19C9025	U.S. Forest Service
Exclusive Use Light Fixed Wing Services	National Office

SECTION D

CONTRACT CLAUSES

(b) Calculation of Adjustment. An adjustment to the hourly flight rate will be made by calculating the difference between the reference price and the base price, multiplied by the hourly fuel consumption rate for the type aircraft involved, as shown in the Airplane Fuel Consumption Chart in the Attachments Section.

(c) Reference Price. The reference price is the commercial fuel price in effect at the time of adjustment. The reference price will be determined by the price of fuel supplied from the below airport. The reference price shall become the base price for any subsequent adjustment. Fuel price changes will be subject to review by the Government. Acceptance by the Government of a proposed price adjustment is subject to review and acceptance of the data submitted.

BOISE, ID: The base price is $5.87 (Av Gas) $4.72 (Jet-A) based on the price of fuel at Boise Air Terminal (KBOI). Contact is Western Aircraft 208-338-1833

BROOMFIELD, CO: The base price is $5.28 (Av Gas) $5.79 (Jet-A) based on the price of fuel at Rocky Mountain Metropolitan Airport (KBJC). Contact is Sheltair 303-590-9654

GRANGEVILLE, ID: The base price is $5.40 (Av Gas) $ 5.50 (Jet-A) based on the price of fuel at Idaho County Airport (KGIC). Contact is Idaho County Airport; 208-983-1565

HELENA, MT: The base price is $5.45 (Av Gas) $4.90 (Jet-A) based on the price of fuel at Helena Regional Airport (KHLN). Contact is Exec Air Montana; 406-442-2190

McCALL, ID: The base price is $ 5.95 (Av Gas) $5.49 (Jet-A) based on the price of fuel at McCall Municipal Airport (KMYL). Contact is McCall Air Taxi; 208-634-7137

MESA, AZ: The base price is $ 5.33 (Av Gas) $5.01 (Jet-A) based on the price of fuel at Phoenix-Mesa Gateway Airport (KIWA). Contact is Phoenix-Mesa Gateway Airport; 480-988-7700

REDDING, CA: The base price is $5.99 (Av Gas) $5.29 (Jet-A) based on the price of fuel at Redding Municipal Airport (KRDD). Contact is Redding Jet Center; 530-224-2300

SAN BERNARDINO, CA: The base price is $4.94 (Av Gas) $3.98 (Jet-A) based on the price of fuel at San Bernardino International Airport (KSBD). Contact is Luxivair SBD; 909-382-6068

(d) Price Warranty

The Contractor warrants that the prices set forth in this contract include the cost of fuel based on at the current rates specified and do not include any allowances for any contingency to cover increased costs for which adjustment is provided under this clause.